                                                                EXECUTION COPY
                                                                        8/3/98





                      AMENDED AND RESTATED LOAN AGREEMENT

                                     AMONG

                         LENFEST COMMUNICATIONS, INC.,
                                 AS BORROWER,

                              NATIONSBANK, N.A.,
                               AS LEAD ARRANGER,

                     SALOMON BROTHERS HOLDING COMPANY INC,
                           AND ROYAL BANK OF CANADA,
                             AS ARRANGING AGENTS,

                     SALOMON BROTHERS HOLDING COMPANY INC,
                            AS DOCUMENTATION AGENT,

                             ROYAL BANK OF CANADA,
                             AS SYNDICATION AGENT,

                           THE LENDERS PARTY HERETO

                                      AND

                              NATIONSBANK, N.A.,
                            AS ADMINISTRATIVE AGENT


                          Dated as of August 4, 1998

                    Powell, Goldstein, Frazer & Murphy LLP,
                               Atlanta, Georgia

                      AMENDED AND RESTATED LOAN AGREEMENT

                                     AMONG

                         LENFEST COMMUNICATIONS, INC.,
                                 AS BORROWER,

                              NATIONSBANK, N.A.,
                               AS LEAD ARRANGER,

                     SALOMON BROTHERS HOLDING COMPANY INC,
                           AND ROYAL BANK OF CANADA,
                             AS ARRANGING AGENTS,

                     SALOMON BROTHERS HOLDING COMPANY INC,
                            AS DOCUMENTATION AGENT,

                             ROYAL BANK OF CANADA,
                             AS SYNDICATION AGENT,

                           THE LENDERS PARTY HERETO

                                      AND

                              NATIONSBANK, N.A.,
                            AS ADMINISTRATIVE AGENT


                          Dated as of August 4, 1998



         WHEREAS, the Borrower and certain of the Lenders (the "Prior Lenders") are parties to that certain Credit Agreement dated as of June 27, 1996, as amended (the "Prior Loan Agreement") among the Borrower, The Toronto-Dominion Bank, PNC Bank, National Association and NationsBank, N.A., as Arranging Agents, PNC Bank, National Association, as Documentation Agent, NationsBank, N.A., as Syndication Agent, the financial institutions parties thereto, and Toronto Dominion (Texas), Inc., as Administrative Agent; and

         WHEREAS, the Borrower has requested that the Prior Lenders consent to certain amendments to the Prior Loan Agreement, as more fully set forth in this Amended and Restated Loan Agreement; and

         WHEREAS, the Prior Lenders have agreed to amend and restate the Prior Loan Agreement in its entirety as set forth herein; and

         WHEREAS, the Borrower acknowledges and agrees that (i) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; and (ii) the Loan Documents (as defined herein) are intended to restructure, restate, renew, extend, consolidate, amend and modify the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; and

         WHEREAS, the parties hereto intend that (i) the provisions of the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith, to the extent restructured, restated, renewed, extended, consolidated, amended and modified hereby, are hereby superseded and replaced by the provisions hereof and of the Loan Documents (as defined herein); and (ii) the Notes (as hereinafter defined) amend, renew, extend, modify, replace, are substituted for and supersede in their entirety, but do not extinguish the indebtedness arising under the promissory notes issued pursuant to the Prior Loan Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby amend and restate the Prior Loan Agreement as follows:


                                   ARTICLE 1

                                  Definitions

         For the purposes of this Agreement:

         "Administrative Agent" shall mean NationsBank, N.A., a national banking association, acting as administrative agent for the Lenders and the Arranging Agents.

         "Administrative Agent's Office" shall mean the office of the Administrative Agent located at NationsBank, N.A., 901 Main Street, Dallas, Texas 75202 or such other office as may be designated pursuant to the provisions of Section 11.1 hereof.

         "Advance" or "Advances" shall mean amounts advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

         "Advance Purchase" shall mean any commercially reasonable transaction or series of transactions whereby the Borrower purchases, leases, or otherwise acquires income-producing cable television related assets prior to making an upgrade in, or expansion, modification or repair to any other income-producing cable television related assets for the purpose of making such upgrade, expansion, modification or repair.

         "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under common control with, the Borrower. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than five percent (5%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, including, without limitation, the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

         "Agreement" shall mean this Amended and Restated Loan Agreement, as amended, modified, restated or supplemented from time to time.

         "Agreement Date" shall mean August 4, 1998.

         "AML Movie Studio Guaranties" shall mean those certain personal guaranties, each dated November 19, 1994, relating to certain television cable and satellite operations in Australia.

         "AML Movie Studio Guaranty Liability" shall mean the aggregate amount of all indemnification obligations of the Borrower or any Restricted Subsidiary to H.F. Lenfest in respect of the AML Movie Studio Guaranties.

         "Annual Excess Cash Flow" shall mean, as of the end of any fiscal year of the Borrower, as determined based upon the audited annual financial statements for such year required to be provided under Section 6.2 hereof, the remainder of (a) Operating Cash Flow for such year, minus (b) the sum of the following items for the Borrower and the Restricted Subsidiaries on a consolidated basis for such year: (i) Total Interest Expense paid during such period; (ii) Capital Expenditures made (net of any proceeds realized in respect of damaged or destroyed capital assets or from the disposition of obsolete or retired capital assets); (iii) payments of principal of Total Debt scheduled to be made pursuant to the documents, instruments or agreements evidencing such Total Debt; (iv) income taxes (without duplication) paid or payable in cash during or with respect to such year; and (v) the lesser of (A) cash or Cash Equivalents then held by the Borrower and the Restricted Subsidiaries on a consolidated basis or (B) $5,000,000.

         "Annualized Operating Cash Flow" shall mean an amount equal to Operating Cash Flow for the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 or 6.2 hereof, times four (4).

         "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Federal Communications Act of 1934, as amended, and Title 47 of the United States Code, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Applicable Margin" shall mean the interest rate margin applicable to Base Rate Advances and LIBOR Advances, as the case may be, in each case determined in accordance with Section 2.3(f) hereof.

         "Arranging Agents" shall mean, collectively, the Lead Arranger, Salomon Brothers Holding Company Inc, and Royal Bank of Canada; and "Arranging Agent" shall mean any one of the foregoing Arranging Agents.

         "Australia Litigation" shall mean the case of Lenfest Communications, Inc. and ORS ats. Hadid, which commenced on February 2, 1998, before his Honour Justice Lehane in the Federal Court of Australia, New South Wales District Registry.

         "Authorized Officer" shall mean any officer of the Borrower or any Restricted Subsidiary holding the office of Vice President or above.

         "Authorized Signatory" shall mean such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower.

         "Available Commitment" shall mean, as of any date, an amount equal to
(a) the Commitment on such date, minus (b) the aggregate principal amount of all Loans outstanding on such date.

         "Base Rate" shall mean, at any time, the greater of (a) the rate of interest adopted by NationsBank, N.A., as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by NationsBank, N.A., as its "prime rate," and (b) the sum of (i) the Federal Funds Rate, plus (ii) one-half of one percent (1/2%). The Base Rate is not necessarily the lowest rate of interest charged to borrowers of NationsBank, N.A.

         "Base Rate Advance" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or is reborrowed as a Base Rate Advance in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof, except for a Base Rate Advance which is in an amount equal to the unused amount of the Commitment, which Advance may be in such amount.

         "Base Rate Basis" shall mean a simple interest rate equal to the sum of (a) the Base Rate, plus (b) the Applicable Margin. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate or the Applicable Margin to account for such changes.

         "Basic Subscriber" shall mean a dwelling unit, including an apartment which is separately billed for cable television services within an apartment building, in respect of which the Borrower or any of its Restricted Subsidiaries has in effect an agreement to provide one or more of the basic cable television subscription services offered by the Borrower or any of its Restricted Subsidiaries and for which the Borrower or any of its Restricted Subsidiaries has received at least one full month's payment at the rate customarily charged by such Person within the applicable franchise area, except for those dwelling units for which payment is more than sixty (60) days past due, or for which notices of termination of service have been sent by the Borrower or any of its Restricted Subsidiaries or by the customer. As to bulk subscribers, such as hotels, motels, and apartments, billed on a bulk basis, the number of Basic Subscribers of the Borrower and its Restricted Subsidiaries shall be computed by dividing the monthly basic cable revenues received by the Borrower and its Restricted Subsidiaries from any such bulk subscribers by the average monthly subscription price received by the Borrower and its Restricted Subsidiaries from other Basic Subscribers within the portion of the System serving such bulk subscriber.

         "Borrower" shall mean Lenfest Communications, Inc., a Delaware corporation.

         "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in London, England; Dallas, Texas; and New York, New York, as relevant to the determination to be made or the action to be taken.

         "Capital Expenditures" shall mean, in respect of any Person, expenditures for the purchase, repair, replacement or construction of fixed assets, plant and equipment which are capitalized in accordance with GAAP.

         "Capital Stock" shall mean, as applied to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "Cash Equivalents" shall mean (a) marketable, direct obligations of the United States of America, maturing within three hundred sixty-five (365) days of the date of purchase; (b) commercial paper issued by corporations, each of which conducts a substantial part of its business in the United States of America, maturing within one hundred and eighty (180) days from the date of the original issue thereof, and rated "A-1" or better by Standard and Poor's Rating Group, a division of The McGraw-Hill Companies, Inc., or "P-1" or better by Moody's Investors Service; (c) repurchase agreements maturing within three hundred sixty-five (365) days of the date of purchase, which are issued by any Lender or by any United States national or state bank having capital, surplus and undivided profits totaling more than $250,000,000 and rated "A" or better by Standard and Poor's Rating Group, a division of The McGraw-Hill Companies, Inc., or "A-2" or better by Moody's Investors Service; or (d) certificates of deposit with maturities of two hundred seventy (270) days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000.

         "Certificate of Financial Condition" shall mean a certificate of financial condition of the Borrower substantially in the form of Exhibit A attached hereto, and signed by an Authorized Signatory.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commission" shall mean the Federal Communications Commission or any successor thereto.

         "Commitment" shall mean the several obligations of the Lenders to advance the sum of up to $300,000,000 at any one time outstanding to the Borrower pursuant to the terms hereof in accordance with their respective Commitment Ratios, as such obligations may be increased pursuant to Section
2.13 hereof or reduced from time to time pursuant to the terms hereof.

         "Commitment Ratios" shall mean the percentages in which the Lenders are severally bound to satisfy the Commitment to make Advances to the Borrower, which shall be determined for any Lender as of any date of determination by dividing the Lender's Maximum Dollar Commitment by the Commitment, which Commitment Ratios, Maximum Dollar Commitments, and other information as of the date hereof are set forth in Schedule 14 hereto or as may be modified in connection with assignments or increases in the Commitment or as otherwise required hereunder. For any date of determination after the date upon which the Commitment shall have terminated, the Commitment Ratios shall be determined using the Commitment and Maximum Dollar Commitment as of the date immediately prior to such termination.

         "Contiguous Areas" shall mean those geographical areas which are geographically contiguous to any geographical boundary of the System.

         "Default" shall mean any Event of Default, and any of the events specified in Section 8.1 hereof regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary for such event to be an Event of Default.

         "Default Rate" shall mean a simple per annum interest rate equal to the sum of (a) the otherwise applicable Interest Rate Basis, plus (b) two percent (2%). In the event there is no otherwise applicable Interest Rate Basis, the Default Rate shall mean a simple per annum interest rate equal to the sum of (i) Base Rate Basis, plus (ii) two percent (2%).

         "Documentation Agent" shall mean Salomon Brothers Holding Company Inc.

         "Dollar" or "$" shall mean (except where specifically designated otherwise) lawful money of the United States of America.

         "Environmental Laws" shall mean any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as amended thereafter from time to time.

         "ERISA Affiliate" shall mean any Person whose employees, together with employees of the Borrower or any Restricted Subsidiary, are treated as employed by a single employer for purposes of Section 414 of the Code.

         "Existing Notes" shall mean, collectively, (a) the unsecured 7-5/8% Senior Notes due 2008, (b) the 8-3/8% Senior Notes due 2005, and (c) Existing Subordinated Debt.

         "Existing Subordinated Debt" shall mean, collectively, (a) the 1996 Senior Subordinated Debt and (b) the 1998 Senior Subordinated Debt.

         "Event of Default" shall mean any of the events specified in Section
8.1 hereof, provided that any requirement for notice or lapse of time has been satisfied.

         "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

         "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles in the United States, consistently applied.

         "Guaranty", "Guaranteed," or "Guarantees," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation or (b) any other agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to outstanding letters of credit, but excluding guaranties by endorsement of negotiable instruments for collection or deposit in the ordinary course of business.

         "Hazardous Materials" shall mean any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), or friable asbestos containing materials defined or regulated as such in or under any Environmental Law.

         "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, except (i) accounts payable which by their terms are less than sixty (60) days past due, (ii) items of partners' or shareholders' equity or Capital Stock or surplus or (iii) items of general contingency or deferred tax reserves, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed, (c) all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all obligations, contingent or otherwise, arising under Guaranties issued by such Person, (e) all reimbursement obligations with respect to outstanding letters of credit, and (f) all obligations of such Person under Interest Rate Hedge Agreements.

         "Indebtedness for Money Borrowed" shall mean, with respect to any Person, money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all reimbursement obligations with respect to outstanding letters of credit, and all Indebtedness issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed. For purposes of this definition, interest which is accrued but not paid on the original due date for such interest shall be deemed Indebtedness for Money Borrowed. Where obligations are evidenced by bonds, debentures, notes or other similar instruments whose face amount exceeds the amount received by the Borrower with respect thereto, only the amount received plus any debt discount amortized as of the calculation date need be taken into account as Indebtedness for money borrowed.

         "Indemnitees" shall have the meaning assigned to such term in Section
5.10 hereof.

         "Interest Period" shall mean, (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made and ending on the last day of the calendar quarter in which such Advance is made, provided, however, that if a Base Rate Advance is made on the last day of any such calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following such calendar quarter; and (b) in connection with any LIBOR Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, with respect to LIBOR Advances only,
(i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period shall extend beyond the Maturity Date or such earlier date as would cause the Borrower to incur reimbursement obligations under Section 2.10 hereof in light of the Borrower's scheduled repayment obligations under
Section 2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

         "Interest Rate Basis" shall mean the Base Rate Basis or the LIBOR Basis, as appropriate.

         "Interest Rate Hedge Agreement" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Investments" shall have the meaning ascribed thereto in Section 7.6(a) hereof.

         "Lead Arranger" shall mean NationsBank, N.A.

         "Lenders" shall mean those financial institutions whose names are set forth on the signature pages hereof as "Lenders," any assignees (but not participants) thereof pursuant to and in accordance with Section 11.5 hereof and any financial institution which becomes a lender pursuant to Section 2.13 hereof; and "Lender" shall mean any one of the foregoing Lenders.

         "LIBOR" shall mean, for any Interest Period, the average (rounded upward to the nearest one-sixteenth of one percent (1/16%)) of the interest rates per annum at which deposits in United States dollars for such Interest Period are offered to NationsBank, N.A. in the London interbank borrowing market at approximately 11:00 a.m. (London, England time), two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

         "LIBOR Advance" shall mean an Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof.

         "LIBOR Basis" shall mean a simple per annum interest rate equal to the sum of (a) the quotient of (i) LIBOR divided by (ii) one minus the LIBOR Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin. The LIBOR Basis shall be rounded upwards to the nearest one-sixteenth of one percent (1/16%) and shall apply to Interest Periods of one (1), two (2), three
(3), six (6) and, with the prior consent of each of the Lenders, nine (9) and twelve (12) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage and the Applicable Margin.

         "LIBOR Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in said Regulation D), whether or not any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

         "Licenses" shall mean any rights, whether based upon any agreement, statute, ordinance or otherwise, granted by any governmental authority to the Borrower or any Restricted Subsidiary to own and operate cable television systems, described, in form reasonably satisfactory to the Administrative Agent, as of the Agreement Date on Schedule 1 attached hereto, and any other such rights subsequently obtained by the Borrower or any Restricted Subsidiary, together with any amendment, modification or replacement with respect thereto.

         "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected, but excluding any negative pledge with respect to such property. For purposes of this Agreement, the Borrower and the Restricted Subsidiaries shall be deemed to own subject to a Lien any assets which they have acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to any such assets.

         "Loan Documents" shall mean, without limitation, this Agreement, the Notes, all Requests for Advances, all Notices of Increased Commitment, any Interest Rate Hedge Agreements, and all other documents and agreements executed or delivered in connection with or contemplated by this Agreement.

         "Loans" shall mean, collectively, the loans made by the Lenders to the Borrower pursuant to Section 2.1 hereof; and "Loan" shall mean any of the foregoing Loans.

         "Materially Adverse Effect" shall mean any materially adverse effect upon the business, assets, liabilities, financial condition, or results of operations of the Borrower and any of the Restricted Subsidiaries, taken as a whole, or upon the ability of the Borrower or any of the Restricted Subsidiaries to construct, operate and maintain the System, or to ensure performance under the Licenses, this Agreement or any other Loan Document by the Borrower or any of the Restricted Subsidiaries, resulting from either any act, omission, situation, status, event or undertaking, or any combination or series of acts, omissions, situations, statuses, events or undertakings.

         "Maturity Date" shall mean March 31, 2006, or such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise).

         "Maximum Dollar Commitment" shall mean for any Lender as of any date the maximum dollar amount such Lender is severally bound to advance to the Borrower to satisfy such Lender's portion of the Commitment which amount may be decreased by assignments made pursuant to Section 11.5 hereof, decreased on a pro rata basis with respect to any reduction in the Commitment pursuant to
Section 2.5 hereof, or increased pursuant to Section 2.13 hereof.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Necessary Authorizations" shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all approvals, licenses, filings and registrations under the Federal Communications Act of 1934, as amended, necessary in order to enable the Borrower and the Restricted Subsidiaries to acquire, construct, maintain and operate the System.

         "Net Income" shall mean, as applied to any Person for any fiscal period, the aggregate amount of net income (or net loss) of such Person, after taxes, for such period as determined in accordance with GAAP.

         "Net Proceeds" shall mean, with respect to any sale, lease, transfer, or other disposition of the assets of the Borrower or the assets of or interests in any of its Restricted Subsidiaries, the gross sales price for the assets being sold (including, without limitation, any payments received for non-competition covenants), net of (a) amounts reserved, if any, for taxes payable with respect to the sale (after application of any available losses, credits or offsets), (b) reasonable and customary transaction costs payable by the Borrower or such Restricted Subsidiary in connection with such sale, lease, transfer or other disposition of assets or interests, (c) reasonable contingencies with respect to such sale, lease, transfer or other disposition appropriately reserved for by the Borrower or such Restricted Subsidiary, and
(d) until actually received by the Borrower or such Restricted Subsidiary, any portion of the sales price held in escrow or paid in installments or evidenced by a non-compete agreement or covenant for which compensation is paid over time. Upon receipt by the Borrower or any of its Restricted Subsidiaries of amounts referred to in clause (d) above, such amounts shall be deemed to be "Net Proceeds." "Net Proceeds" of any sale, lease, transfer or other disposition of assets of or interests held by a Restricted Subsidiary in an Unrestricted Subsidiary which is not a wholly-owned direct or indirect Subsidiary of the Borrower shall be adjusted to reflect the aggregate percentage ownership of such Unrestricted Subsidiary by the Borrower and the Restricted Subsidiaries.

         "1998 Senior Subordinated Debt" shall mean the unsecured 8-1/4% Senior Subordinated Notes issued by the Borrower pursuant to that certain Indenture dated as of February 5, 1998 between the Borrower and The Bank of New York, as trustee, or any notes issued in replacement thereof pursuant to the Registration Rights Agreement, dated January 30, 1998, entered into by Borrower in connection with the original issuance thereof.

         "1996 Senior Subordinated Debt" shall mean the unsecured 10-1/2% Senior Subordinated Notes issued by the Borrower pursuant to that certain Indenture dated as of June 15, 1996 between the Borrower and The Bank of New York, as trustee.

         "Notes" shall mean those certain revolving loan promissory notes in the aggregate principal amount equal to the Commitment as in effect from time to time, one such note issued to each of the Lenders by the Borrower, in accordance with the Lenders' respective Commitment Ratios and each one substantially in the form of Exhibit B attached hereto, and any extensions, renewals, amendments, replacements or substitutions to any of the foregoing; and "Note" shall mean any one of the foregoing Notes.

         "Notice of Increased Commitment" shall mean each notice by the Borrower of an increase in the Commitment pursuant to Section 2.13 hereof, which notice shall be substantially in the form of Exhibit C attached hereto and shall be delivered to the Administrative Agent and the Lenders.

         "Obligations" shall mean (a) all payment and performance obligations of the Borrower to the Lenders, the Administrative Agent and the Arranging Agents, or any of them, under this Agreement and the other Loan Documents, as the same may be amended from time to time, or as a result of making the Loans,
(b) all payment and performance obligations of all obligors (other than the Borrower) to the Lenders, the Arranging Agents and the Administrative Agent, or any of them, under the Loan Documents, as the same may be amended from time to time, and (c) the obligation to pay an amount equal to the amount of any and all damage which the Lenders, the Arranging Agents, and the Administrative Agent, or any of them, may suffer by reason of a breach by the Borrower or any other obligor of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

         "Operating Cash Flow" shall mean, for the Borrower and the Restricted Subsidiaries on a consolidated basis in respect of any period, without duplication, the remainder of (a) the sum of (i) Net Income (excluding any gain on the sale of any assets or properties of the Borrower or any of the Restricted Subsidiaries and any non-cash income of the Borrower or any of the Restricted Subsidiaries), plus, (ii) to the extent deducted from Net Income,
(A) Total Interest Expense, (B) depreciation, (C) amortization, (D) deferred income taxes, (E) cash income taxes paid, (F) other non-cash charges, and (G) extraordinary losses, minus, (b) to the extent included in Net Income, extraordinary income, all as determined in accordance with GAAP. Operating Cash Flow shall be calculated for the Borrower and the Restricted Subsidiaries on a consolidated basis after giving effect to any acquisitions and dispositions of assets occurring during such period as if such transactions had occurred on the first day of such period.

         "Payment Date" shall mean the last day of any Interest Period.

         "Permitted Liens" shall mean, as applied to any Person:

                  (a) any Lien in favor of the Administrative Agent, the Lenders and the Arranging Agents (or the Administrative Agent on behalf of such Persons) given to secure the Obligations;

                  (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

                  (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

                  (e) Restrictions on the transfer of assets imposed by any of the Licenses as presently in effect, the Federal Communications Act of 1934, as amended, and any regulations thereunder or the States of Delaware or New Jersey;

                  (f) Liens created under Pole Agreements on cables and other property affixed to transmission poles;

                  (g) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

                  (h) Purchase money security interests which are perfected by operation of law only for a period not in excess of ten (10) days after the inception thereof and limited to Liens on assets so purchased;

                  (i) Liens securing Indebtedness permitted under Section 7.1(f) hereof to the extent incurred in connection with the acquisition of any property or assets by the Borrower or any of the Restricted
  Subsidiaries, and Liens securing Capitalized Lease Obligations permitted under Section 7.1(f) hereof; provided, however, that

                           (1) such Lien shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower or any of the Restricted Subsidiaries; and

                           (2) the Indebtedness secured or covered by such Lien shall not exceed the cost of the asset or property acquired and shall not be renewed or extended by the Borrower or any of the Restricted Subsidiaries;

                  (a) Liens arising under operating leases for leased equipment; and

                  (b) Liens existing as of the Agreement Date as described on
Schedule 2 attached hereto.

         "Person" shall mean an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

         "Plan" shall mean an employee benefit plan within the meaning of
Section 3(3) of ERISA maintained for employees of any Person or any affiliate of such Person.

         "Pole Agreements" shall mean the agreements between the Borrower or any of the Restricted Subsidiaries and the parties referred to in Schedule 3 attached hereto, as more particularly described therein, and any other agreement subsequently entered into by the Borrower or any of the Restricted Subsidiaries permitting the Borrower or any of the Restricted Subsidiaries to make use of the transmission poles or conduits of such parties in distributing its cable television signals.

         "Pro Forma Debt Service" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for the four (4) fiscal quarters immediately following the date of calculation, the sum of (a) interest scheduled to accrue in respect of Total Debt, plus (b) payments of principal scheduled to be paid on Total Debt, all in accordance with the documents, instruments and agreements evidencing such Total Debt. For purposes of calculating Pro Forma Debt Service (i) where any item of interest on any Total Debt varies or depends upon a variable rate of interest (including, without limitation, the Base Rate or LIBOR), such rate shall be assumed to equal the rate in effect on the date of calculation thereof and (ii) the principal amount outstanding under any revolving or line of credit facility shall be assumed to be the outstanding principal balance thereunder on the last day of the fiscal quarter immediately preceding the period in respect of which the calculation of Pro Forma Debt Service is being determined or, if less, the aggregate commitment under such revolving or line of credit facility as of the date of calculation, in each case adjusted to give effect to any mandatory commitment reductions which are scheduled to occur during such period in respect of which the calculation of Pro Forma Debt Service is being determined.

         "Regulations" shall have the meaning ascribed thereto in Section 4.1(m) hereof.

         "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

         "Request for Advance" shall mean any certificate signed by an Authorized Signatory of the Borrower requesting an Advance hereunder which will increase the aggregate amount of the Loans outstanding hereunder, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of Exhibit D attached hereto. Each Request for Advance shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance and, with respect to LIBOR Advances, the Interest Period selected by the Borrower, and
(b) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default.

         "Required Lenders" shall mean, at any time, (a) if there are no Loans outstanding, Lenders the total of whose Commitment Ratios equals or exceeds fifty-one percent (51%), or (b) if there are Loans outstanding, Lenders the total principal amount of whose Loans outstanding equals or exceeds fifty-one (51%) of the total principal amount of the Loans outstanding hereunder.

         "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend or other payment (other than with Capital Stock of the Borrower) to any Person (i) on account of any Capital Stock (whether common or preferred) of, general or limited partnership interest in, or other equity securities of or other ownership interests in, the Borrower or any of the Restricted Subsidiaries (or of any warrants, options or other rights to acquire the same) or (ii) in connection with any tax sharing agreement; (b) any management, consulting or other similar fees, or any interest thereon, payable by the Borrower to any Affiliate, or to any other Person; and (c) any payment of principal, interest, premium, fees or other amounts payable in respect of Subordinated Debt other than scheduled payments of interest in respect of Subordinated Debt.

         "Restricted Purchase" shall mean any payment (other than with Capital Stock of the Borrower) on account of the purchase, redemption, defeasance or other acquisition or retirement of any Capital Stock of, general or limited partnership interest in, or other equity securities of, or other ownership interest in, the Borrower or any Restricted Subsidiary (or of any warrants, options or other rights to acquire the same) or any Subordinated Debt of the Borrower or any Restricted Subsidiary.

         "Restricted Subsidiaries" shall mean Suburban Cable TV Co. Inc., a Pennsylvania corporation; LenComm, Inc., a California corporation; Lenfest West, Inc., a California corporation; Lenfest Atlantic, Inc., a New Jersey corporation; Lenfest New Castle County Partnership, a Delaware general partnership; Lenfest Newcastle County, Inc., a Delaware corporation; CAH, Inc., a Pennsylvania corporation; any other wholly-owned Subsidiaries of the Borrower which are solely engaged in businesses directly related to the cable television business in the United States and which are acquired by the Borrower or another Restricted Subsidiary in accordance with the terms of this Agreement; and such other Subsidiaries of the Borrower as may be designated by the Borrower as "Restricted Subsidiaries" with prior written notice to the Administrative Agent.

         "Senior Debt" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis as of any calculation date, the sum, without duplication, of (a) Indebtedness for Money Borrowed other than Subordinated Debt, plus (b) the deferred purchase price of property (including, without limitation, Capitalized Lease Obligations and contingent obligations), plus (c) the AML Movie Studio Guaranty Liability, all as determined in accordance with GAAP.

         "Senior Leverage Ratio" shall mean, for any period, the ratio of Senior Debt as of the end of such period to Annualized Operating Cash Flow for such period.

         "Shareholders' Agreements" shall mean (i) that certain letter agreement dated as of December 18, 1991 among H. F. (Gerry) Lenfest, Liberty Media Corporation, Marguerite B. Lenfest, Diane A. Lenfest, H. Chase Lenfest, Brook J. Lenfest and the Lenfest Foundation, (ii) that certain Supplemental Agreement dated as of December 15, 1981 among TCI Growth, Inc., a Nevada corporation, H. F. and Marguerite B. Lenfest, and Lenfest Communications, Inc. and that certain Joinder Agreement executed by LMC Lenfest, Inc., (iii) that certain Amendment to Supplemental Agreement dated May 4, 1984 between Lenfest Communications, Inc. and TCI Growth, Inc., (iv) that certain Agreement dated July 1, 1990 between H.F. Lenfest, Marguerite B. Lenfest, Diane A. Lenfest, H. Chase Lenfest, Brook J. Lenfest and the Lenfest Foundation, Telecommunications, Inc. and Liberty Media Corporation, (v) that certain Agreement and Consent dated as of November 1, 1990 by and among TCI Development Corporation, TCI Holdings, Inc., TCI Liberty, Inc., Liberty Cable, Inc., H. F. Lenfest, Marguerite B. Lenfest, H. Chase Lenfest, Brook J. Lenfest, Diane A. Lenfest and Lenfest Communications, Inc., (vi) those certain Irrevocable Proxies dated March 30, 1990 by Harold Chase Lenfest, Diane A. Lenfest and Brook J. Lenfest, respectively, in favor of H. F. Lenfest, and
(vii) that certain Assignment and Assumption Agreement dated as of November 4, 1993 among Liberty Cable, Inc., a Wyoming corporation, Liberty Media Corporation, a Delaware corporation, and LMC Lenfest, Inc., a Colorado corporation.

         "Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property (tangible or intangible) of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured will not be greater than the fair salable value of the assets of such Person at such time if sold pursuant to an orderly sale, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) to the best of such Person's knowledge (after due inquiry), and in its good faith reasonable judgment, such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to prevailing practices in the industry in which such Person is engaged. In computing the amount of any contingent liability at any time, it is intended that such liability will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that might reasonably be expected to become an actual or matured liability.

         "Subordinated Debt" shall mean, for the Borrower and the Restricted Subsidiaries on a consolidated basis as of any calculation date, all Indebtedness for Money Borrowed permitted hereunder which is expressly subordinated by its terms to the Obligations pursuant to subordination terms satisfactory to the Required Lenders, including, without limitation, the Existing Subordinated Debt.

         "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests, is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, whether by contract or otherwise.

         "Syndication Agent" shall mean Royal Bank of Canada.

         "System" shall mean, collectively, the cable television systems owned by the Borrower and the Restricted Subsidiaries on the Agreement Date or hereafter acquired by the Borrower or any of the Restricted Subsidiaries in accordance with the terms and conditions of this Agreement.

         "Total Debt" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis as of any calculation date, without duplication, the sum of (a) Senior Debt, plus (b) Subordinated Debt, plus (c) the principal amount outstanding under the Guaranties, including, without limitation, the AML Movie Studio Guaranty Liability.

         "Total Interest Expense" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, the aggregate amount of all interest expense and commitment fees in respect of Total Debt and the portion of payments under Capitalized Lease Obligations which constitutes imputed interest, in each case for the four (4) most recently completed fiscal quarters, whether accrued or paid, and as determined in accordance with GAAP.

         "Total Leverage Ratio" shall mean, for any period, the ratio of (a) Total Debt as of the end of such period to (b) Annualized Operating Cash Flow for such period.

         "Unrestricted Subsidiaries" shall mean all Subsidiaries of the Borrower which are not Restricted Subsidiaries.

         "Year 2000 Compliant" shall have the meaning ascribed thereto in
Section 4.1(x) hereof.

         "Year 2000 Problem" shall have the meaning ascribed thereto in
Section 4.1(x) hereof.

         Each definition of an agreement in this Article 1 shall include such agreement as amended from time to time with the prior written consent of the Required Lenders, except as provided in Section 11.12 hereof.

                                   ARTICLE 2

                                     Loans

         Section 2.1 The Loans. The Lenders hereby agree, severally in accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrower amounts which in the aggregate at any one time outstanding do not exceed the amount of the Available Commitment as in effect from time to time hereunder. Subject to the terms hereof, Advances under the Commitment may be repaid and then reborrowed as provided in Sections 2.2(b)(ii) and (c)(ii) hereof.

         Section 2.2 Manner of Borrowing and Disbursement.

                  (a) Choice of Interest Rate, Etc. Any Advance shall, at the option of the Borrower as provided in this Section 2.2, be made as a Base Rate Advance or a LIBOR Advance; provided, however, that the Borrower may not receive a LIBOR Advance pursuant to a reborrowing of an Advance under Section 2.2(b)(ii) or (c)(ii) hereof or otherwise after the occurrence and during the continuance of an Event of Default hereunder. LIBOR Advances shall in all cases be subject to Section 2.3(e) and Article 10 hereof. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (Dallas, Texas time) in order for such Business Day to count toward the minimum number of Business Days required.

                  (b)      Base Rate Advances.

                           (i) Advances. The Borrower shall give the
         Administrative Agent in the case of Base Rate Advances written notice prior to 11:00 a.m. (Dallas, Texas time) on the date of any requested Base Rate Advance (which notice shall be in the form of a Request for Advance in the case of any Advance which would increase the aggregate principal amount of the Loans outstanding), or telecopied notice followed immediately by written notice (which notice shall be in the form of an original Request for Advance in the case of any Advance which would increase the aggregate principal amount of the Loans outstanding); provided, however, that the Borrower's failure to confirm any telecopied notice with written notice (whether in the form of an original Request for Advance or otherwise) shall not invalidate any notice so given.

                           (ii) Repayments and Reborrowings. The Borrower may repay or prepay a Base Rate Advance without regard to its Payment Date and (i) upon irrevocable written notice prior to 11:00 a.m. (Dallas, Texas time) on the date of any requested repayment and reborrowing, to the Administrative Agent, reborrow all or a portion of the principal amount thereof as one (1) or more Base Rate Advances, or, (ii) subject to the provisions of Section 2.3(e) hereof, upon at least three (3) Business Days' irrevocable prior written notice to the Administrative Agent, reborrow all or a portion of the principal thereof as one or more LIBOR Advances, or (iii) upon prior notice to the Administrative Agent, not reborrow all or any portion of such Base Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed.

                  (c)      LIBOR Advances.

                           (i) Advances. Upon request, the Administrative Agent, whose determination shall be conclusive, shall determine the available LIBOR Bases and shall notify the Borrower of such LIBOR Bases. The Borrower shall give the Administrative Agent in the case of LIBOR Advances at least three (3) Business Days' irrevocable prior written notice (which notice shall be in the form of a Request for Advance in the case of any Advance which would increase the aggregate principal amount of the Loans outstanding), or telecopied notice followed immediately by written notice (which notice shall be in the form of an original Request for Advance in the case of any Advance which would increase the aggregate principal amount of the Loans outstanding); provided, however, that the Borrower's failure to confirm any telecopied notice with written notice (whether in the form of an original Request for Advance or otherwise) shall not invalidate any notice so given.

                           (ii) Repayments and Reborrowings. The Borrower shall give the Administrative Agent at least three (3) Business Days' prior written notice if all or a portion of any LIBOR Advance outstanding on its Payment Date (i) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, or (ii) is to be repaid and not reborrowed. The Borrower shall give the Administrative Agent at least one (1) Business Day's prior written notice if all or a portion of any LIBOR Advance outstanding on its Payment Date is to be repaid and then reborrowed as a Base Rate Advance. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

                  (d) Notification of Lenders. Upon receipt of a Request for Advance, or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender shall, not later than 12:00 noon (Dallas, Texas time) on the date specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any such Advance which would increase the aggregate principal amount of the Loans outstanding in immediately available funds.

                  (e) Disbursement. Prior to 1:00 p.m. (Dallas, Texas time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders (or as otherwise provided below) in like funds by transferring the amounts so made available (or as otherwise provided below) by wire transfer pursuant to the Borrower's instructions. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such borrowing and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Base Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such borrowing for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. In the event that any Lender fails to notify the Administrative Agent prior to the date of any borrowing that such Lender will not make available to the Administrative Agent such Lender's pro rata portion of any borrowing, such Lender (and not the Borrower) shall be responsible to reimburse the Administrative Agent for any losses or out-of-pocket expenses of the type described in Section 2.10 hereof incurred by the Administrative Agent in conjunction with the Borrower's repayment of amounts disbursed hereunder pursuant to the immediately preceding sentence. The failure of any Lender to make the Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender. In the event that, at any time when the Borrower is not in Default and the conditions to borrowing have been satisfied and the Required Lenders have funded their respective portions of a requested Advance, a Lender for any reason fails or refuses to fund its portion of such Advance, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment from the Borrower (whether by repayment or prepayment or otherwise) of principal and interest in an aggregate amount equal to or greater than the amount of principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document (and the amount of the Loans of such Lender shall not be counted as outstanding for purposes of determining "Required Lenders" hereunder) or (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Lenders in respect of its Loans.

         Section 2.3 Interest.

                  (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

                  (b) On LIBOR Advances. Interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on each three (3) month anniversary of the date of such LIBOR Advance during such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Maturity Date.

                  (c) Interest if no Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

                  (d) Interest Upon Default. Immediately upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loans shall accrue at the Default Rate from the date of such Event of Default. Such interest shall be payable on the earlier of demand or the Maturity Date and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Required Lenders or of all Lenders, as applicable) of the applicable Event of Default, (ii) agreement by the Required Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to (1) accelerate the maturity of the Loans, (2) exercise any other rights or remedies under the Loan Documents, or (3) give notice to the Borrower of the decision to charge interest on the Loans at the Default Rate in accordance herewith, prior to or in conjunction with the effective date of the decision to charge interest at the Default Rate.

                  (e) LIBOR Contracts. At no time may the number of outstanding LIBOR Advances exceed seven (7).

                  (f) Applicable Margin. With respect to any Advance, the Applicable Margin shall be as set forth in the table set forth below based upon the Total Leverage Ratio as of the end of the most recently completed fiscal quarter of the Borrower. Changes to the Applicable Margin shall be effective (i) with respect to an increase in the Applicable Margin, as of the second (2nd) Business Day after the day on which the financial statements are required to be delivered to the Administrative Agent and the Lenders pursuant to Section 6.1 or 6.2 hereof, as the case may be; provided, however, that if such financial statements are not delivered to the Administrative Agent and the Lenders on or before the date specified in such Section, such increase shall be effective as of the date specified in such Section for delivery of the financial statements; and (ii) with respect to a decrease in the Applicable Margin, as of the later of (A) the second (2nd) Business Day after the day on which such financial statements are required to be delivered pursuant to Section 6.1 or 6.2 hereof, as the case may be, and (B) the date on which such financial statements are actually delivered to the Administrative Agent and the Lenders.

                                                       the Applicable                         the Applicable
If the Total                                           Margin for Base                       Margin for LIBOR
Leverage Ratio is:                      then       Rate Advances shall be        and        Advances shall be
------------------                                 ----------------------                   -----------------
Greater than or equal to 6.50:1                            0.500%                                 1.500%

Greater than or equal to 6.00:1, but                       0.250%                                 1.250%
less than 6.50:1

Greater than or equal to 5.50:1, but                       0.125%                                 1.125%
less than 6.00:1

Greater than or equal to 5.00:1, but                       0.000%                                 0.875%
less than 5.50:1

Greater than or equal to 4.50:1, but                       0.000%                                 0.750%
less than 5.00:1

Less than 4.50:1                                           0.000%                                 0.625%

                  (g) All interest on the Loans shall accrue as of the first day of each Advance hereunder through but excluding the Payment Date for such Advance.

         Section 2.4 Commitment Fees. The Borrower agrees to pay to the Lenders, in accordance with their respective Commitment Ratios, a commitment fee on the aggregate unborrowed balance of the Available Commitment for each day from the Agreement Date until the payment and performance, in full, of all Obligations, and the termination of the Commitment, for each day on which the Total Leverage Ratio is (1) greater than or equal to 5.50:1, at a rate of three-eighths of one percent (3/8%) per annum, or (2) less than 5.50:1, at a rate of one-quarter of one percent (1/4%) per annum. Such commitment fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on the first such date following the Agreement Date and on the Maturity Date, and shall be fully earned when due and non-refundable when paid.

         Section 2.5 Commitment Reductions.

                  (a) Optional. The Borrower may, without penalty, at any time terminate or permanently reduce the Commitment by giving the Administrative Agent and the Lenders at least three (3) Business Days' notice thereof; provided, however, that any reduction shall reduce the Commitment in a principal amount of at least $5,000,000 and an integral multiple of $1,000,000. The Borrower shall make a repayment of the Loans outstanding under the Commitment, plus accrued interest on such outstanding Loans, together with any costs incurred on account of such repayment under Section 2.10 hereof, on or before the effective date of the reduction of the Commitment, such that the principal amount of the Loans outstanding under the Commitment after such repayment does not exceed the Commitment as so reduced. The Borrower shall not have any right to rescind any termination or reduction pursuant to this
Section 2.5(a).

                  (b)      Mandatory.

                           (i) Scheduled Reductions. Commencing on December 31, 2001, the Commitment (as then in effect) shall be automatically and permanently reduced on the dates and by the percentages set forth below:

            Commitment                                             Percentage
            Reduction Date                                         Reduction
            --------------                                         ----------

            December 31, 2001                                         5.000%

            March 31, 2002, June 30, 2002,
            September 30, 2002 and December 31, 2002                  2.500%

            March 31, 2003, June 30, 2003,
            September 30, 2003, and December 31, 2003                 3.750%

            March 31, 2004, June 30, 2004,
            September 30, 2004, and December 31, 2004                 5.500%

            March 31, 2005, June 30, 2005,
            September 30, 2005, and December 31, 2005                 7.000%

            March 31, 2006                                           20.000%

                           (ii) Reductions from Net Proceeds of Asset Sales. The Commitment shall also be automatically and permanently reduced by an amount equal to the Net Proceeds of any sale, lease, transfer or other disposition of assets of the Borrower or any of the Restricted Subsidiaries (other than sales or other dispositions of (A) cable television-related assets having an aggregate sales price not to exceed (1) $3,000,000 in any fiscal year and (2) $10,000,000 in the aggregate prior to the Maturity Date, or (B) obsolete equipment or other immaterial assets in the ordinary course having an aggregate sales price not to exceed $2,000,000 in any fiscal year), (x) which Net Proceeds are not reinvested in other income-producing cable television-related assets of the Borrower or any of the Restricted Subsidiaries within one (1) year of such sale, lease, transfer or other disposition, or, (y) with respect to an Advance Purchase, which amount equal to such Net Proceeds has not been invested in other income-producing cable television related assets of the Borrower or any of the Restricted Subsidiaries within one (1) year immediately prior to such sale, lease, transfer or other disposition; provided, however, that no reduction shall be required under this Section 2.5(b)(ii) if the Total Leverage Ratio at the time such repayment is required to be made is less than 5.50 to 1. Reductions in the Commitment prescribed by this Section 2.5(b)(ii) shall be effective on the first anniversary of the applicable sale, lease, transfer or other disposition of assets and applied to the Commitment on a pro rata basis to each mandatory reduction in the Commitment scheduled to occur thereafter.

                           (iii) Reductions Upon Issuance of Debt. In the event that the Borrower issues Indebtedness permitted under Section 7.1(d) hereof, the Commitment shall also be automatically and permanently reduced by an amount equal to the net proceeds of such debt issuance; provided, however, that no reduction shall be required under this Section 2.5(b)(iii) unless a Default or Event of Default exists at the time of or is caused by such debt issuance. Reductions in the Commitment prescribed by this Section 2.5(b)(iii) shall be applied to the Commitment on a pro rata basis to each mandatory reduction in the Commitment scheduled to occur thereafter.

         Section 2.6 Prepayment. The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty and without regard to the Payment Date for such Advance upon prior notice to the Administrative Agent. LIBOR Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent; provided, however, that the Borrower shall reimburse the Lenders on the earlier of demand or the Maturity Date, for any loss or out-of-pocket expense incurred by the Lenders in connection with such prepayment, as set forth in Section 2.10. Any notice of prepayment shall be irrevocable and all amounts prepaid on the Loans shall be applied first to interest and fees and other amounts due hereunder, and then to principal. Partial prepayments shall be in a principal amount of at least $2,000,000 and integral multiples of $1,000,000. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment.

         Section 2.7 Repayment.

                  (a) Payments Upon Commitment Reductions. The Borrower shall make a repayment of the Loans outstanding under the Commitment, plus accrued interest on the portion of such Loans required to be repaid, together with any costs incurred on account of such repayment under Section 2.10 hereof, on or before the effective date of each reduction of the Commitment, such that the principal amount of the Loans outstanding under the Commitment after such repayment does not exceed the Commitment as so reduced.

                  (b) Repayments from Net Proceeds of Asset Sales. The Borrower shall make a repayment of the Loans outstanding under the Commitment to the extent that the Borrower is required to reduce the Commitment pursuant to Section 2.5(b)(ii) hereof.

                  (c) Repayments Upon Issuance of Debt. In the event that the Borrower issues Indebtedness permitted under Section 7.1(d) hereof, the Borrower shall make a repayment of the Loans outstanding under the Commitment in an amount equal to the net proceeds of such debt issuance.

                  (d) Maturity Date. A final payment of all Obligations then outstanding shall be due and payable on the Maturity Date.

         Section 2.8 Notes; Loan Accounts.

                   (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. One Note shall be issued by the Borrower to each Lender and payable to the order of such Lender in accordance with the respective Commitment Ratio of such Lender, and each Note shall be duly executed and delivered by the Authorized Signatories.

                  (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to the Loans and interest thereon. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of the Loans and accrued interest thereon.

         Section 2.9 Manner of Payment.

                  (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees, and any other amount owed to the Lenders or the Administrative Agent under this Agreement or the other Loan Documents shall be made not later than 11:00 a.m. (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders and the Administrative Agent, or any of them, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 11:00 a.m. (Dallas, Texas time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or the Administrative Agent hereunder prior to 11:00 a.m. (Dallas, Texas time) on any Business Day shall be deemed to constitute receipt by such Lender or the Administrative Agent (as appropriate) on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly. If any payment under this Agreement or any of the Notes shall be specified to be made on a day which is not a Business Day, such payment shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, due and payable on such next succeeding Business Day.

                  (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes or the other Loan Documents without set-off or counterclaim or any deduction whatsoever.

                  (c) Prior to the acceleration of the Loans under Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent, the Administrative Agent shall distribute such amounts in the following order of priority, all in accordance where applicable with the Commitment Ratios: (i) to the costs and expenses, if any, incurred by the Administrative Agent in the collection of such amounts under this Agreement; (ii) to the payment of all fees then due and payable hereunder;
(iii) to the payment of interest then due and payable on the Loans; (iv) to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable hereunder or under the Notes or the other Loan Documents; and (v) to the payment of principal then due on the Loans outstanding, which payment shall be applied against outstanding Advances in the following order of priority: (A) Advances, the Interest Period for which is expiring concurrently with such payment, (B) other Base Rate Advances, and
(C) other LIBOR Advances. Subsequent to the acceleration of the Loans under
Section 8.2 hereof, all amounts received from any source whatsoever by the Administrative Agent or any of the Lenders with respect to the Borrower shall be paid to and distributed by the Administrative Agent in the manner provided in Section 2.11(c) hereof.

                  (d) Prior to the date on which any Person becomes a Lender hereunder, and from time to time thereafter if required by law due to a change in circumstances or if reasonably requested by the Borrower or the Administrative Agent (unless such Lender is unable to do so by reasons of change in law or otherwise), each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with an IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Services certifying as to such Lender's entitlement to full exemption from United States withholding tax with respect to all payments to be made to such Lender hereunder and under any Note. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax (or there is a change in law preventing delivery thereof), the Borrower or the Administrative Agent shall, in the case of payments to or for any Lender organized under the law of a jurisdiction outside the United States, (i) withhold taxes from such payments at the applicable statutory rate, or at a rate reduced by an applicable tax treaty (provided that the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that such reduced rate applies) and (ii) pay such Lender such payment net of any taxes withheld. To the extent that the Borrower is obligated hereunder, the Borrower shall provide evidence that such taxes of any nature whatsoever in respect of this Agreement, any Loan or any Note shall have been paid to the appropriate taxing authorities by delivery to the Lender on whose account such payment was made of the official tax receipts or notarized copies of such receipts within thirty (30) days after payment of such tax. If the Borrower fails to make any such payment when due, the Borrower shall indemnify the Lenders for any incremental taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

         Section 2.10 Reimbursement.

                  (a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (ii) prepayment or repayment of any LIBOR Advance in whole or in part (including a prepayment pursuant to Sections 10.2 and 10.3(b) hereof) prior to its Payment Date, the Borrower agrees to pay to such Lender, upon the earlier of such Lender's demand or the Maturity Date, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Upon the request of the Borrower, any Lender seeking compensation hereunder shall provide the Borrower with its calculation of such losses and out-of-pocket expenses.

                  (b) Loss subject to reimbursement hereunder shall be any loss incurred by any Lender in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and the amount of such loss shall be the excess, if any, of (i) interest or other costs to such Lender of the deposit or other sources of funding used to make any such LIBOR Advance for the remainder of its Interest Period over (ii) the interest which would be earned by such Lender if the amount of such LIBOR Advance were redeployed in the London interbank borrowing market for the remainder of its putative Interest Period.

         Section 2.11 Pro Rata Treatment.

                  (a) Advances. Each Advance from the Lenders under this Agreement shall be made pro rata on the basis of their respective Commitment Ratios.

                  (b) Payments Prior to Declaration of Event of Default. Prior to the acceleration of the Loans under Section 8.2 hereof, each payment and prepayment of the Loans, and, except as provided in Section 2.2(e) and Article 10 hereof, each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans under its Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including, without limitation, the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  (c) Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments made to the Administrative Agent or the Lenders or otherwise received by any of them (from realization on collateral for the Obligations or otherwise) shall be distributed as follows: first, to the Administrative Agent's costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any costs incurred in connection with the sale or disposition of any collateral for the Obligations; second, to the payment of fees then due and payable to the Lenders and any costs and expenses, if any, incurred by any of the Lenders under Section 11.2(c) hereof; third, to any unpaid interest which may have accrued on the Obligations; fourth, to any unpaid principal of the Obligations; fifth, to damages incurred by the Administrative Agent or any Lender by reason of any breach hereof or of any other Loan Document; and sixth, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law.

         Section 2.12 Capital Adequacy. If any Lender shall determine that the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in any Applicable Law or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has the effect of reducing the rate of return on such Lender's capital as a consequence of its commitment or its obligations to fund or maintain Advances hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount deemed by such Lender in good faith to be material and such Lender has attempted in good faith, but without success, to mitigate or eliminate such reduction in its rate of return by assigning its Loans and its portion of the Commitment to an affiliate of such Lender if such assignment would be reasonable under the circumstances as determined by such Lender in good faith and would not be otherwise disadvantageous to such Lender, then, upon the earlier of demand by such Lender or the Maturity Date, the Borrower shall immediately pay to such Lender, such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand or the Maturity Date, as applicable, until payment in full thereof at the Default Rate. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive, and, at the Borrower's request, such Lender shall set forth the basis for such determination.

         Section 2.13 Increases in the Commitment. Subject to the terms and conditions of this Agreement, the Borrower may request an increase in the Commitment on any Business Day on or prior to December 28, 2001. The amount of any such increase in the Commitment (each such increase, a "Commitment Increase") shall be in integral multiples of $25,000,000 and the aggregate amount of all such Commitment Increases shall not exceed $250,000,000. The effectiveness of any such Commitment Increase shall be subject to the satisfaction of each of the conditions precedent to Commitment Increase set forth in Section 3.3 hereof. The decision of any Lender to participate in a Commitment Increase shall be at such Lender's sole discretion. Any such Commitment Increase shall be effective on the date of delivery by the Borrower to the Administrative Agent of a Notice of Increased Commitment (each such date, a "Commitment Increase Effective Date"). On each such Commitment Increase Effective Date, the "Maximum Dollar Amount" of each Lender participating in each such Commitment Increase shall automatically increase by such Lender's portion of the Commitment Increase as set forth in the Notice of Increased Commitment and the dollar amount contained in the definition of "Commitment" set forth in Article 1 hereof shall automatically be increased by the amount of such Commitment Increase as set forth in such Notice of Increased Commitment.


                                   ARTICLE 3

                             Conditions Precedent

         Section 3.1 Conditions Precedent to Initial Advance. The obligation of the Lenders to undertake the Commitment and to make the initial Advance under the Commitment is subject to the prior fulfillment of each of the following conditions:

                  (a) The Administrative Agent or the Lenders, as appropriate, shall have received each of the following, in form and substance satisfactory to the Administrative Agent and the Lenders:

                           (i)  duly executed Notes;

                           (ii) opinions of corporate and special FCC counsel to the Borrower and the Restricted Subsidiaries, addressed to each Lender and the Administrative Agent and satisfactory to the Administrative Agent and the Lenders, dated the Agreement Date, and the Borrower hereby instructs such counsel to deliver such opinions to the Administrative Agent and the Lenders;

                           (iii) the loan certificate of the Borrower, in substantially the form attached hereto as Exhibit E, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include without limitation, the following items: (A) a copy of the Certificate of Incorporation of the Borrower, certified to be true, complete and correct by the Delaware Secretary of State, (B) a true, complete and correct copy of the Bylaws of the Borrower, as in effect on the date hereof, (C) a true, complete and correct copy of the resolutions of the Borrower authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is party, (D) certificates of good standing from appropriate jurisdictions for the Borrower, (E) a true and correct list of all Licenses granted to the Borrower and the Restricted Subsidiaries, together with all amendments thereto through the date hereof and certified to be in full force and effect, (F) a true and correct list of all Pole Agreements granted to the Borrower and the Restricted Subsidiaries, together with all amendments thereto through the date hereof and certified to be in full force and effect;

                           (iv) a Master Assignment and Assumption Agreement among the Prior Lenders and the Lenders;

                           (v) financial projections with respect to the Borrower and the Restricted Subsidiaries;

                           (vi) a letter from New Jersey counsel to the Borrower with respect to regulatory issues;

                           (vii) a duly executed Certificate of Financial Condition of the Borrower;

                           (viii) copies of insurance binders or certificates covering the assets of the Borrower and the Restricted Subsidiaries and otherwise meeting the requirements of Section 5.5 hereof;

                           (ix) opinion of Powell, Goldstein, Frazer & Murphy LLP, special counsel to the Arranging Agents, addressed to the Administrative Agent and the Lenders, and the Arranging Agents hereby instruct such counsel to deliver such opinion to the Administrative Agent and the Lenders; and

                           (x) all such other documents as the Administrative Agent or any Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

                  (b) The Lenders shall have received evidence reasonably satisfactory to the Administrative Agent and the Lenders that all Necessary Authorizations, including all necessary consents to the closing of this Agreement from the grantors of the Licenses, have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and the Administrative Agent and the Lenders shall have received a certificate of an Authorized Signatory so stating.

                  (c) The Administrative Agent and the Lenders shall have received such fees as are due and payable to them on the Agreement Date.

                  (d) There shall not have occurred any event which could have or which has had a Materially Adverse Effect since December 31, 1997, except for any such event affecting the cable television industry generally.

         Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance, including, without limitation, the initial Advance, is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

                  (a) With respect to Advances which, if funded, would increase the aggregate amount of the Loans outstanding hereunder, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the making of the Advance and application of the proceeds of the Advance, except to the extent they relate solely to an earlier date or time period;

                  (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency contained in the Borrower's loan certificate delivered pursuant to Section 3.1(a) hereof or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

                  (c) With respect to Advances which, if funded, would increase the aggregate amount of Loans outstanding hereunder, the Administrative Agent and the Lenders shall have received a duly executed Request for Advance, which shall certify the Borrower's compliance with Sections 7.8, 7.9, 7.10, 7.14 and 7.15 hereof, both before and after giving effect to the making of the requested Advance; and

                  (d) With respect to Advances which, if funded, would increase the aggregate amount of the Loans outstanding hereunder, there shall not exist, on the date of the making of the Advance and after giving effect thereto, a Default hereunder, and, since the date of the most recent audited annual financial statements of the Borrower and the Restricted Subsidiaries referred to in Section 4.1(k) or required to have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.2 hereof, there shall not have occurred any event which could reasonably be expected to have or which has had a Materially Adverse Effect, except for any such event affecting the cable television industry generally.

         Section 3.3 Conditions Precedent to Each Commitment Increase. The effectiveness of any Commitment Increase is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Commitment Increase:

                  (a) All of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Commitment Increase, shall be true and correct at such time in all material respects, both before and after giving effect to the Commitment Increase, except to the extent they relate solely to an earlier date or time period;

                  (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency contained in the Borrower's loan certificate delivered pursuant to Section 3.1(a) hereof or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

                  (c) The Administrative Agent and the Lenders shall have received a duly executed Notice of Increased Commitment, which shall certify the Borrower's compliance with Sections 7.8, 7.9, 7.10, 7.14 and 7.15 hereof, both before and after giving effect to the Commitment Increase; and

                  (d) There shall not exist, on the date of the Commitment Increase and after giving effect thereto, a Default hereunder, and, since the date of the most recent audited annual financial statements of the Borrower and the Restricted Subsidiaries referred to in Section 4.1(k) or required to have been delivered to the Administrative Agent and the Lenders pursuant to
Section 6.2 hereof, there shall not have occurred any event which could reasonably be expected to have or which has had a Materially Adverse Effect, except for any such event affecting the cable television industry generally.



                                   ARTICLE 4

                        Representations and Warranties

         Section 4.1 Representations and Warranties. The Borrower hereby agrees, represents and warrants to the Administrative Agent and the Lenders that:

                  (a) Organization; Ownership; Power; Qualification; Capitalization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

                  (b) Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity.

                  (c) Subsidiaries; Authorization. Except for changes permitted by this Agreement, Schedule 4 sets forth a true and complete list of each of the Borrower's Subsidiaries and accurately designates as of the Agreement Date whether each such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary. The Borrower has or will have delivered to the Administrative Agent, an updated Schedule 4 within fifteen (15) days after any changes thereto. Each of the Restricted Subsidiaries is a corporation or partnership, as the case may be, duly organized, validly existing, and in good standing under the laws of the state of its organization, and has the power and authority, corporate, partnership or otherwise, to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each Restricted Subsidiary is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. The outstanding shares of Capital Stock of each Restricted Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and all of the outstanding shares of each class of the Capital Stock of each Restricted Subsidiary are owned, directly or indirectly, beneficially and of record, by the Borrower, free and clear of all Liens. None of the Restricted Subsidiaries has any stock or securities or other ownership interests convertible into or exchangeable for any shares of its Capital Stock or other ownership interests, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any such Capital Stock or other ownership interests, or any stock or securities convertible into or exchangeable for any such Capital Stock or other ownership interests. None of the Restricted Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or other ownership interests or to register any shares of its Capital Stock or other ownership interests, and there are no agreements restricting the transfer of any shares of such Capital Stock or other ownership interests.

                  (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the other Loan Documents to which it is party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any Applicable Law respecting the Borrower or any of its Subsidiaries, (iii) conflict with, result in a breach of, or constitute a default under any of the certificates or articles of incorporation or partnership or bylaws or partnership agreements, as amended, of the Borrower or of any of its Subsidiaries, under any License or under any indenture, agreement, or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties may be bound, including, without limitation, the Pole Agreements, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of the Restricted Subsidiaries except Permitted Liens.

                  (e) Business. The Borrower is engaged solely in the business of acting as a holding company for its Subsidiaries and of investing in other cable television systems and investing in other activities directly relating to the cable television business. The Restricted Subsidiaries are engaged principally in the business of owning, operating and maintaining the System. Not less than ninety percent (90%) of Annualized Operating Cash Flow of the Restricted Subsidiaries as of any date of determination is derived directly from the cable television business in the United States.

                  (f) Licenses, etc. The Licenses have been duly authorized (to the best of the Borrower's knowledge after due inquiry) by the grantors thereof and are in full force and effect. The Borrower and the Restricted Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower has secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge after due inquiry, threatened revocation which, with respect to any License or Licenses, if determined adversely, would constitute an Event of Default under Section 8.1(l) hereof. Except as described on Schedule 5 attached hereto, there is no Person other than the Borrower or any of its Restricted Subsidiaries which is currently providing cable, wireless or satellite delivered television services in any territory within the System.

                  (g) Compliance with Law. The Borrower and each of the Restricted Subsidiaries are in compliance in all material respects with all Applicable Laws.

                  (h) Title to Assets. Except for Permitted Liens, the Borrower and the Restricted Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of their respective assets. None of such properties or assets is subject to any Liens, except for Permitted Liens. No financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any Restricted Subsidiary as debtor or which covers or purports to cover any of the assets of the Borrower or any Restricted Subsidiary is on file in any state or other jurisdiction, and neither the Borrower nor any Restricted Subsidiary has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing. Neither the Borrower nor any Restricted Subsidiary owns any parcel of real estate with a fair market value in excess of $2,500,000, except as set forth on Schedule 6 attached hereto.

                  (i) Litigation. Except as described on Schedule 7 attached hereto and except for actions, suits, proceedings or investigations as to which the Borrower is not required to notify the Lenders or has given appropriate notice in accordance with Section 6.6 hereof, there is no action, suit, proceeding or investigation pending against, or, to the best of the Borrower's knowledge after due inquiry, threatened against or in any other manner relating adversely to, the Borrower or any Restricted Subsidiary or any of its respective properties, including, without limitation, the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body, and no such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) could, if determined adversely to the Borrower or any Restricted Subsidiary, have a Materially Adverse Effect, except to the extent such action, suit, proceeding or investigation affects the cable television industry generally.

                  (j) Taxes. All federal, state and other tax returns of the Borrower and the Restricted Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any Restricted Subsidiary or imposed upon the Borrower or any Restricted Subsidiary or any of its respective properties, income, profits or assets, which are due and payable, have been paid, except any such tax, assessment, charge, levy or claim (x) the payment of which the Borrower or the applicable Restricted Subsidiary is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Borrower or the applicable Restricted Subsidiary, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and the Restricted Subsidiaries in respect of taxes are, in the judgment of the Borrower, adequate. All pro forma financial information provided to the Lenders in connection with this Agreement have been based upon reasonable assumptions and prepared in good faith.

                  (k) Financial Statements. The Borrower has furnished to the Administrative Agent and the Lenders audited financial statements and unaudited financial statements for the Borrower and the Restricted Subsidiaries on a consolidated basis which are complete and correct in all material respects and present fairly, in accordance with GAAP, the financial position of such Persons as of December 31, 1997 and March 31, 1998, respectively, and the results of operations for the periods then ended. The Borrower and the Restricted Subsidiaries have no material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or in the financial statements delivered to the Administrative Agent and the Lenders pursuant to Sections 6.1 and 6.2 hereof, and there are no material unrealized losses of the Borrower and the Restricted Subsidiaries and no material anticipated losses of the Borrower and the Restricted Subsidiaries other than those which have been previously disclosed in writing to the Administrative Agent and the Lenders and identified to the Administrative Agent and the Lenders as such. The financial projections delivered to the Lenders prior to the Agreement Date have been prepared by the Borrower in good faith and based on reasonable assumptions.

                  (l) ERISA. The Borrower, each Restricted Subsidiary, each ERISA Affiliate and each of their Plans are in compliance with ERISA and the Code. Neither the Borrower, nor any Restricted Subsidiary, nor any ERISA Affiliate has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower, each Restricted Subsidiary, and each ERISA Affiliate have complied with all requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code. Neither the Borrower, nor any Restricted Subsidiary, nor any ERISA Affiliate has made any promises of retirement or other benefits to employees, except as set forth in any Plan. Neither the Borrower, nor any Restricted Subsidiary, nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA, if any, are sufficient to provide the benefits under such Plan payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in Section 4001(a)(1b) of ERISA) due under the Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust to the penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower, nor any Restricted Subsidiary, nor any ERISA Affiliate is a participant in, or is obligated to make any payment to, any Multiemployer Plan.

                  (m) Compliance with Regulations T, U and X. Neither the Borrower nor any Restricted Subsidiary is engaged principally in or has as one of its important activities the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any Restricted Subsidiary owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations T, U, and X (12 C.F.R. Parts 220, 221, and 224) (collectively, the "Regulations") of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of the Regulations. Neither the Borrower nor any Restricted Subsidiary nor any bank acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate any of the Regulations or any other regulation of the Board of Governors of the Federal Reserve System or to violate the applicable provisions of the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent or any Lender, the Borrower will furnish the Administrative Agent or such Lender with
(i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors and
(ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance satisfactory to the Required Lenders. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of any of the Regulations.

                  (n) Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Restricted Subsidiary is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act. Neither the Borrower nor any Restricted Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935.

                  (o) Government Regulation. Neither the Borrower nor any Restricted Subsidiary is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document. Neither the Borrower nor any Restricted Subsidiary is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document, or the borrowing hereunder, other than filings and consents relating to the renewal of Licenses and ongoing filings and consents relating to the Commission.

                  (p) Absence of Default. The Borrower and the Restricted Subsidiaries are in compliance with all of the provisions of their certificates or articles of incorporation and bylaws, or certificates of partnership and partnership agreements, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Borrower or any Restricted Subsidiary under any material indenture, agreement or other instrument, including without limiting the foregoing, the material Pole Agreements, or any judgment, decree or order to which the Borrower or any Restricted Subsidiary is a party or by which the Borrower or any Restricted Subsidiary or any of its respective properties may be bound or affected.

                  (q) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the Borrower and the Restricted Subsidiaries and furnished by or on behalf of the Borrower or any of the Restricted Subsidiaries to the Administrative Agent and the Lenders, or any of them, were, at the time furnished, complete and correct in all material respects to the extent necessary to give the recipients true and accurate knowledge of the subject matter. Notwithstanding the foregoing, with respect to projections of the future performance of the Borrower and the Restricted Subsidiaries, such representations and warranties are made in good faith and to the best of the Borrower's knowledge after due inquiry, but without any assurances by the Borrower of the future achievement of such performance.

                  (r) Agreements with Affiliates. Except as set forth on
Schedule 8 attached hereto, neither the Borrower nor any Restricted Subsidiaries have (i) any agreements or binding arrangements of any kind with any Affiliates or (ii) any management or consulting agreements of any kind with any third party (including, without limitation, Affiliates).

                  (s) Solvency. The Borrower and the Restricted Subsidiaries are, and after giving effect to the making of the Loans and the other transactions contemplated hereby will be, Solvent.

                  (t) Collective Bargaining. Except as set forth on Schedule 9 attached hereto, no employee of the Borrower or of any of the Restricted Subsidiaries is a party to any collective bargaining agreement with the Borrower or any of the Restricted Subsidiaries and, to the best knowledge of the Borrower after due inquiry, there are no material grievances, disputes, or controversies with any union or any other organization of the employees of the Borrower or any of the Restricted Subsidiaries or threats of strikes, work stoppages, or any asserted pending demands for collective bargaining by any union or other organization.

                  (u) No Adverse Change. Since the date of the most recent audited annual financial statements of the Borrower and the Restricted Subsidiaries required to have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.2 hereof (or, prior to the first such delivery required hereunder, since December 31, 1997), there has occurred no event which would have a Materially Adverse Effect, except for such events affecting the cable television industry generally.

                  (v) Environmental Matters.

                           (i) None of the properties of the Borrower and the Restricted Subsidiaries contains, including, without limitation, in, on or under the soil and groundwater thereunder, any Hazardous Materials in violation of Environmental Laws or in amounts that could give rise to liability under Environmental Laws.

                           (ii) The Borrower and the Restricted Subsidiaries are in compliance with all Environmental Laws, and, to the best of the Borrower's knowledge after due inquiry, there is no contamination of any of such properties which could interfere with the continued operation of any of such properties or impair the financial condition of the Borrower or any of the Restricted Subsidiaries.

                           (iii) Neither the Borrower nor any Restricted Subsidiary has received from any governmental authority any complaint, notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws with regard to any such properties that have not been resolved to the satisfaction of the issuing governmental authority, nor is the Borrower or any Restricted Subsidiary aware that any governmental authority is contemplating delivering any such notice to the Borrower or any of the Restricted Subsidiaries.

                           (iv) There has been no pending or threatened complaint, notice of violation, alleged violation, investigation or notice of potential liability under Environmental Laws with regard to any of such properties.

                           (v) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of such property in violation of any Environmental Laws or in a manner that could give rise to liability under Environmental Laws, nor have any Hazardous Materials been transported or disposed of from any of such properties to any other location in violation of any Environmental Laws or in a manner that could give rise to liability under Environmental Laws.

                           (vi) Neither the Borrower nor any of the Restricted Subsidiaries are a party to any governmental administrative actions or judicial proceedings pending under any Environmental Law with respect to any of such properties nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of such properties.

                  (w) Voting Control of the Borrower. As of the Agreement Date, all of the shares of the issued and outstanding Capital Stock of the Borrower are fully paid and non-assessable and owned, beneficially and of record, as set forth on Schedule 10 attached hereto. The Borrower has no stock or securities convertible into or exchangeable for any shares of its Capital Stock, and there are no preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any such Capital Stock, or any stock or securities convertible into or exchangeable for any such Capital Stock, except as set forth on
Schedule 10 attached hereto. The Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or to register any shares of its Capital Stock, and there are no agreements restricting the transfer of any shares of such Capital Stock, except as set forth in the Shareholders' Agreements as in effect on the Agreement Date. The voting control of H. F. Lenfest of the shares of the Borrower's Capital Stock is evidenced by the Shareholders' Agreements. There has been no change in or other modification to such Shareholders' Agreements or the voting control of H. F. Lenfest evidenced thereby.

                  (x) Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' businesses and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower reasonably believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' businesses and operations are reasonably expected by September 30, 1999 to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Materially Adverse Effect.

         Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date, and shall be true and correct in all material respects as of the date of each Advance which increases the principal amount of the Loans outstanding hereunder, except to the extent they relate solely to an earlier date or time period. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Administrative Agent and the Lenders, any investigation or inquiry by any of the Administrative Agent and the Lenders, or the making of any Advance.

                                   ARTICLE 5

                               General Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders shall otherwise consent in writing:

         Section 5.1 Preservation of Existence and Similar Matters. The Borrower will, and will cause each Restricted Subsidiary to:

                  (a) preserve and maintain its existence in the state of its formation, its material rights, franchises, licenses and privileges, including, without limiting the foregoing, the Licenses (to the extent required to prevent the occurrence of an Event of Default under Section 8.1(l) hereof), all material Pole Agreements, and all other Necessary Authorizations, and

                  (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

         Section 5.2 Business; Compliance with Applicable Law. The Borrower will engage solely in the business of (a) acting as a holding company for its Subsidiaries, (b) investing in other cable television systems, (c) investing in other activities directly relating to the cable television industry, and
(d) providing consulting services to Garden State Cablevision L.P., a Delaware limited partnership. The Borrower will cause the Restricted Subsidiaries to engage principally in the business of owning, operating and maintaining the System. The Borrower will, and will cause the Restricted Subsidiaries to, comply with the requirements of Applicable Law.

         Section 5.3 Maintenance of Properties. The Borrower will maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in its and the Restricted Subsidiaries' businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

         Section 5.4 Accounting Methods and Financial Records. The Borrower will, and will cause each Restricted Subsidiary to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles, and keep accurate and complete records of its properties and assets. The Borrower will, and will cause each Restricted Subsidiary to, maintain a fiscal year ending on December 31st.

         Section 5.5 Insurance. The Borrower will, and will cause each Restricted Subsidiary to:

                  (a) maintain insurance including, but not limited to, public liability, business interruption and worker's compensation insurance from responsible companies in such amounts and against such risks to the Borrower and the Restricted Subsidiaries as shall be standard in the cable television industry for cable television companies similar in size and location to the Borrower and the Restricted Subsidiaries;

                  (b) keep its assets insured by insurers on terms and in a manner acceptable to the Required Lenders against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are standard in the cable television industry for cable television companies similar in size and location to the Borrower and the Restricted Subsidiaries, all premiums thereon to be paid by the Borrower and the Restricted Subsidiaries; and

                  (c) require that each insurance policy provide for at least thirty (30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy.

         Section 5.6 Payment of Taxes and Claims. The Borrower will, and will cause each Restricted Subsidiary to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by it or imposed upon it or its income or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of its properties; provided, however, that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books in accordance with GAAP, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower shall, and shall cause each Restricted Subsidiary to, timely file all information returns required by federal, state or local tax authorities.

         Section 5.7 Visits and Inspections. The Borrower will, and will cause each Restricted Subsidiary to, permit representatives of the Administrative Agent and the Lenders to (a) visit and inspect the properties of the Borrower and the Restricted Subsidiaries at all reasonable times, (b) inspect and make extracts from and copies of its books and records, and (c) discuss with the principal officers of the Borrower and the Restricted Subsidiaries, its business, assets, liabilities, financial position, results of operations and business prospects.

         Section 5.8 Payment of Indebtedness; Loans. Subject to any provisions regarding subordination herein or in any other Loan Document, the Borrower will, and will cause each of the Restricted Subsidiaries to, pay any and all of its Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith and as to which adequate reserves have been set aside in accordance with GAAP.

         Section 5.9 Use of Proceeds. The Borrower will use the aggregate proceeds of the Loans to finance general corporate expenditures, including, without limitation, permitted acquisitions, investments and Capital Expenditures, to provide working capital to the Borrower and the Restricted Subsidiaries and for payment by the Borrower of any money judgment against the Borrower in connection with the Australia Litigation in an aggregate amount not to exceed $7,000,000.

         Section 5.10 Indemnity. The Borrower will indemnify and hold harmless each Lender, each Arranging Agent and the Administrative Agent, and each of their respective employees, representatives, officers, directors, affiliates, agents and attorneys (collectively, "Indemnitees"), from and against any and all claims, liabilities, losses, damages, actions, attorneys' fees and demands incurred by any Indemnitee, whether or not such Indemnitee is a party to any litigation, investigation or other proceeding, (a) resulting from, arising out of or otherwise relating to any breach or alleged breach by the Borrower of any representation or warranty made hereunder, or (b) arising out of (i) the making or administration of any Loans or the actual or proposed use of the proceeds of any Loans, (ii) the issuance by the Borrower of additional Indebtedness for Money Borrowed, (iii) allegations of any participation by any Indemnitee in the affairs of the Borrower or any Subsidiary of the Borrower, or allegations that any Indemnitee has any joint liability with the Borrower or any Subsidiary of the Borrower for any reason, or (iv) any claims against any Indemnitee by any investor in or lender to the Borrower or any Subsidiary of the Borrower, for any reason whatsoever; unless, in any case referred to above, the Indemnitee seeking indemnification hereunder is determined to have acted or failed to act with gross negligence or willful misconduct by a non-appealable judicial order.

         Section 5.11 Interest Rate Hedging. The Borrower shall at all times maintain one (1) or more Interest Rate Hedge Agreements, fixed rate loan agreements or similar arrangements with respect to its interest obligations relating to an aggregate principal amount of not less than fifty percent (50%) of Total Debt outstanding from time to time. Such Interest Rate Hedge Agreements and other agreements and arrangements shall have the effect of fixing the interest rate payable by the Borrower with respect to such amount of Total Debt for a weighted average period of not less than two (2) years from the date of such Interest Rate Hedge Agreement or other agreement or arrangement or, if earlier, until the Maturity Date, and shall be subject to terms reasonably acceptable to the Administrative Agent. Such terms shall include consideration of the creditworthiness of the other party to such Interest Rate Hedge Agreements or other agreement or arrangement. All obligations of the Borrower to any of the Administrative Agent or any Lender pursuant to any Interest Rate Hedge Agreement shall rank pari passu with the Obligations. All obligations of the Borrower under any other fixed rate loan agreement or similar arrangement, as described above, may rank pari passu with the Obligations to the extent they are otherwise permitted hereunder, but shall not be secured by any Lien and shall not otherwise be senior to the Obligations.

         Section 5.12 Year 2000 Compliance. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including, without limitation, those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Materially Adverse Effect.

         Section 5.13 Further Assurances. The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents, resulting from any acts or failure to act by the Borrower or any of its Restricted Subsidiaries or any employee or officer thereof. The Borrower at its expense will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

                                   ARTICLE 6

                             Information Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and to the Administrative Agent at their respective offices:

         Section 6.1 Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter in each fiscal year of the Borrower, the consolidated financial statements of the Borrower and its Subsidiaries and the special-purpose consolidated financial statements for the Borrower and the Restricted Subsidiaries, each consisting of a balance sheet as of the end of such fiscal quarter and related statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the chief executive officer, president or chief financial officer of the Borrower as having been prepared in accordance with GAAP, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, together with a completed Quarterly Capital Expenditure Report in a form substantially identical to Exhibit F attached hereto.

         Section 6.2 Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, the consolidated financial statements of the Borrower and its Subsidiaries and the special-purpose consolidated financial statements for the Borrower and the Restricted Subsidiaries, each consisting of a balance sheet as of the end of such fiscal year and related statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by the Borrower's current independent certified public accountants or other nationally recognized independent certified public accountants satisfactory to the Arranging Agents. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of the Borrower under any of the Loan Documents, together with a letter of such accountants substantially to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes a Default or Event of Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 6.4 hereof with respect to such financial statements.

         Section 6.3 Quarterly Operating Reports. As soon as practicable, and in any event at the time financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a quarterly operating report of the Borrower and the Restricted Subsidiaries, certified by the chief financial or executive officer of the Borrower and of each Restricted Subsidiary, in such detail and, if requested by the Arranging Agents, on a form supplied by the Arranging Agents, accurately setting forth, (a) the number of new Basic Subscribers of each Restricted Subsidiary as to which hook-ups were completed during the preceding quarter, (b) the total number of all Basic Subscribers, new Basic Subscribers, pay TV subscribers, homes passed and miles of cable plant as of the end of such quarter for the Borrower and the Restricted Subsidiaries, taken as a whole, and (c) such other information as the Arranging Agents may reasonably request.

         Section 6.4 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of an Authorized Officer substantially in the form of Exhibit G attached hereto and otherwise in form and substance satisfactory to the Required Lenders:

                  (a) reaffirming the representations and warranties set forth in Article 4 hereof as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties which expressly relate solely to an earlier date or time period);

                  (b) setting forth as at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish whether or not the Borrower was in compliance with the requirements of Sections 7.1, 7.4, 7.6(d), 7.6(e), 7.8, 7.9, 7.10, 7.14 and 7.15 hereof;

                  (c) summarizing in reasonable detail (i) all investments made by the Borrower or any of the Restricted Subsidiaries since the Agreement Date pursuant to Section 7.6(a)(iii) and (iv) hereof; (ii) all acquisitions made by the Borrower or any of the Restricted Subsidiaries since the Agreement Date pursuant to Sections 7.4(b), (c) and (d) hereof; and (iii) all investments in excess of $1,000,000 made by the Borrower or any of the Restricted Subsidiaries during such quarterly period or fiscal year, other than pursuant to Section 7.6(a)(iii) and (iv) hereof; and

                  (d) stating that, to the best of his or her knowledge after due inquiry, no Default or Event of Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

         Section 6.5 Copies of Other Reports.

                  (a) No later than January 31st of each year, a copy of the annual budget for the Borrower for such fiscal year, including, without limitation, the budget for Capital Expenditures.

                  (b) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any Restricted Subsidiary, as the Administrative Agent or any Lender reasonably may request.

         Section 6.6 Notice of Litigation and Other Matters. Prompt notice of the following events after an Authorized Officer has received notice or has otherwise become aware thereof:

                  (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against the Borrower or any Restricted Subsidiary involving a claim for damages or potential cost to the Borrower or any Restricted Subsidiary of $2,500,000 or more with respect to any single or related series of proceedings, investigations or actions or, to the extent known to the Borrower or any Restricted Subsidiary, in any other way relating materially adversely and directly to the Borrower or any Restricted Subsidiary, or any of its respective properties, assets or businesses or any License, including, without limitation, proceedings, investigations or actions arising under Environmental Laws;

                  (b) any Default or the occurrence or non-occurrence of any event (i) which constitutes, or which with the passage of time or giving of notice or both would constitute a Default by the Borrower or any Restricted Subsidiary under any material agreement other than this Agreement to which the Borrower or any Restricted Subsidiary is party or by which any of its properties may be bound, or (ii) which could have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto; and

                  (c) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower, any Restricted Subsidiary or any ERISA Affiliate or the institution or threatened institution by the Pension Benefit Guaranty Corporation of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan.

                                   ARTICLE 7

                              Negative Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Lenders shall otherwise give their prior consent in writing:

         Section 7.1 Indebtedness of the Borrower and the Restricted Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

                  (a) Indebtedness under this Agreement and the Notes;

                  (b) Accounts payable, subscriber deposits, accrued expenses and customer advance payments incurred in the ordinary course of business, which are (1) current or (2) being contested in good faith by appropriate proceedings and for which the Borrower or the applicable Restricted Subsidiary has established adequate reserves on its books;

                  (c) Obligations arising under Interest Rate Hedge Agreements;

                  (d) Unsecured Indebtedness for Money Borrowed of the Borrower, which is subject to terms which are no more restrictive than the terms of this Agreement and the other Loan Documents, and which does not amortize or mature prior to one (1) year after the Maturity Date and, if such Indebtedness will be Subordinated Debt, which is subordinated on terms satisfactory to the Required Lenders;

                  (e) (i) Indebtedness arising in respect of the AML Movie Studio Guaranty Liability and under Guaranties existing as of the Agreement Date, as described on Schedule 11 attached hereto, in an aggregate amount not to exceed, in the aggregate, the lesser of (A) $33,500,000 and (B) the maximum face amount of the AML Movie Studio Guaranties; and (ii) Indebtedness arising under Guaranties (other than in respect of the AML Movie Studio Guaranty Liability and those existing on the Agreement Date) in an aggregate amount not to exceed $50,000,000 at any time outstanding;

                  (f) Other Indebtedness incurred in the ordinary course of business which is either unsecured or secured by Liens described in clause (i) of the definition of "Permitted Liens" in an aggregate amount not to exceed $10,000,000, plus Indebtedness arising under Capitalized Lease Obligations existing as of the Agreement Date;

                  (g) Indebtedness of the Borrower to any Restricted Subsidiary or of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; and

                  (h) Indebtedness existing as of the Agreement Date, including, without limitation, the Existing Notes as described on Schedule 11 attached hereto.

Notwithstanding the foregoing, the Borrower may refinance its Indebtedness existing as of the Agreement Date in respect of the Existing Notes and other Indebtedness permitted pursuant to Section 7.1(d) hereof (as described on Schedule 11 attached hereto) with other Indebtedness (other than proceeds of the Loans) so long as (i) the refinanced Indebtedness has a maturity of not less than one (1) year greater than the maturity of the Loans, (ii) the terms governing the refinanced Indebtedness are no more restrictive than the terms of this Agreement and the other Loan Documents nor the terms governing the Indebtedness proposed to be refinanced, and (iii) the refinanced Indebtedness is unsecured. Any such refinanced Indebtedness (other than Subordinated Debt) incurred by the Borrower in accordance herewith may rank pari passu with the Obligations.

Further notwithstanding the foregoing or Section 7.7 hereof, the Borrower may repurchase the Existing Notes for cash using proceeds of the Loans or otherwise so long as (A) no Default then exists or would be caused thereby,
(B) the Total Leverage Ratio, calculated using the financial statements of the Borrower and the Restricted Subsidiaries for the most recently completed fiscal quarter for which financial statements are required to have been provided to the Administrative Agent in accordance with Section 6.1 hereof as of the proposed date of the repurchase of the Existing Notes, is less than
5.50 to 1, and (C) the aggregate consideration paid by the Borrower to repurchase the Existing Subordinated Debt is less than the sum of (1) $50,000,000, plus (2) any cash consideration received by the Borrower from the sale or other monetization of its investment in @ Home Network.

         Section 7.2 Limitation on Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets (including, without limitation, with respect to any Restricted Subsidiary, Capital Stock of such Restricted Subsidiary), whether now owned or hereafter acquired, except for Permitted Liens.

         Section 7.3 Amendment and Waiver. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the provisions of (a) its certificate or articles of incorporation or bylaws, or certificate of partnership or partnership agreement, as applicable; (b) any Loan Document; or
(c) any of the documents, instruments and agreements evidencing or relating to the Existing Notes or any other Subordinated Debt if the effect of any such amendment or waiver is to (i) increase the aggregate principal amount outstanding thereunder, (ii) reduce the weighted average life to maturity thereof, or (iii) cause the terms governing such Indebtedness to be more restrictive than the terms of this Agreement or of the existing documents, instruments or agreements governing such Indebtedness.

         Section 7.4 Liquidation, Change in Ownership, Disposition or Acquisition of Assets; Change in Business.

                  (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time (i) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its affairs; (ii) enter into any merger or consolidation (other than any merger or consolidation of a Restricted Subsidiary into another Restricted Subsidiary or, so long as the Borrower is the surviving corporation and so long as no Default then exists or would be caused thereby, of a Restricted Subsidiary into the Borrower); or (iii) sell, lease, abandon, transfer, exchange or otherwise dispose of all or any of its assets, property or business (other than sales or other dispositions as provided in Section 2.5(b)(ii) hereof); provided, however, that so long as no Default then exists or would be caused thereby, the Borrower or any of the Restricted Subsidiaries may sell or otherwise dispose of assets for fair consideration so long as: (A) the assets sold or otherwise disposed of in any single or series of related transactions contributed or accounted for less than twenty-five percent (25%) of Annualized Operating Cash Flow, calculated using the financial statements of the Borrower and the Restricted Subsidiaries for the most recently completed fiscal quarter for which financial statements are required to have been provided to the Administrative Agent and the Lenders in accordance with Section 6.1 hereof as of the date of such proposed sale or other disposition; and (B) the aggregate amount of Annualized Operating Cash Flow contributed by or attributable to all assets sold or otherwise disposed of during the term of this Agreement (calculated in the manner set forth in clause (A) above with respect to each such sale or other disposition) is less than forty-nine percent (49%) of Annualized Operating Cash Flow calculated using the financial statements of the Borrower and the Restricted Subsidiaries for the most recently completed fiscal quarter for which financial statements are required to have been provided to the Administrative Agent and the Lenders as of the proposed date of the most recent such sale or other disposition. All Net Proceeds of any sale, lease, transfer, exchange or other disposition of assets permitted hereunder shall be used to prepay the Loans outstanding or to reduce the Commitment to the extent required under Section 2.5(b)(ii) hereof.

                  (b) The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time, acquire any assets, property or business of any other Person, or acquire stock, partnership or other ownership interests in any other Person, other than as permitted by Section 7.6 hereof and other than:

                           (i) assets directly related to the cable television business in the United States;

                           (ii) all of the issued and outstanding Capital Stock or other ownership interests of Persons engaged in businesses directly related to the cable television business in the United States; or

                           (iii) the assets or all of the issued and outstanding Capital Stock or other ownership interests of Persons not engaged in businesses directly related to the cable television business in the United States, for an aggregate purchase price not to exceed (1) $25,000,000 in any fiscal year, and (2)(A) if the Total Leverage Ratio, calculated using the financial statements of the Borrower and the Restricted Subsidiaries for the most recently completed fiscal quarter for which financial statements are required to have been provided to the Administrative Agent and the Lenders under Section 6.1 hereof as of the proposed date of such acquisition, is less than 5.00 to 1, $100,000,000 during the term of this Agreement, or (B) if the Total Leverage Ratio (calculated in the manner set forth in clause (A) above with respect to such acquisition) is greater than or equal to 5.00 to 1, $50,000,000 during the term of this Agreement;

and provided that, in any such case, no Default then exists or would be caused thereby. Prior to consummating any such acquisition, the Borrower shall provide the Administrative Agent and the Lenders with calculations specifically demonstrating the Borrower's pro forma compliance with Sections 7.8, 7.9, 7.10, 7.11, 7.14 and 7.15 hereof, both before and after giving effect to the proposed acquisition. Any Subsidiary formed or acquired by the Borrower or any Restricted Subsidiary in connection with any acquisition described in this subsection 7.4(b) shall be deemed to be a Restricted Subsidiary unless the Required Lenders shall otherwise consent in writing.

                  (c) The Borrower shall not permit less than ninety percent (90%) of Annualized Operating Cash Flow of Restricted Subsidiaries as of any date of determination to be derived directly from the cable television business in the United States.

         Section 7.5 Limitation on Guaranties. The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) obligations under agreements of the Borrower or any Restricted Subsidiary entered into in connection with the acquisition of services, supplies and equipment in the ordinary course of business of the Borrower or such Restricted Subsidiary, and (b) Guaranties described in Section 7.1(e) hereof.

         Section 7.6 Investments.

                  (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, purchase or otherwise acquire or invest in the Capital Stock of, or any other equity interest in, any Person (including, without limitation, the Capital Stock of the Borrower), or make any loan to, or enter into any arrangement for the purpose of providing funds or credit to, or guarantee or become contingently obligated in respect of the obligations of or make any other investment, whether by way of capital contribution or otherwise in, to or with any Person, or permit any Restricted Subsidiary so to do (collectively, the "Investments"); provided, however, that so long as no Default then exists or would be caused thereby, the Borrower or any Restricted Subsidiary may:

                           (i)  make Investments in Cash Equivalents;

                           (ii) maintain the Investments described as of the Agreement Date on Schedule 12 attached hereto;

                           (iii) make Investments in Persons engaged in businesses directly related to the cable television business in the United States; and

                           (iv) make Investments in Persons engaged in businesses not directly related to the cable television business in the United States in (A) an aggregate amount not to exceed (1) $50,000,000 so long as the Total Leverage Ratio for the most recently completed fiscal quarter for which financial statements are required to have been provided to the Lenders in accordance with Section 6.1 or 6.2 hereof, as applicable, is greater than or equal to 5.0 to 1, or (2) $100,000,000 so long as the Total Leverage Ratio for such fiscal quarter is less than 5.0 to 1, and (B) an aggregate amount not to exceed $25,000,000 in any fiscal year; provided, however, that in each such case, the Borrower has provided the Administrative Agent and the Lenders with calculations specifically demonstrating the Borrower's pro forma compliance with Sections 7.8, 7.9, 7.10, 7.14 and 7.15 hereof, both before and after giving effect to the proposed investment.

                  (b) The Borrower shall require, and shall cause each of the Restricted Subsidiaries to require, that any Investment in the form of an advance or loan made by the Borrower or such Restricted Subsidiary, as applicable, to any other Person be evidenced by a duly executed and delivered promissory note of such other Person in an original principal amount not less than the amount of such loan; provided, however, that loans or advances made to the Borrower or any Subsidiary of the Borrower need not be evidenced by such promissory notes if regulatory approval by any governmental body of the State of New Jersey or Delaware would be required in connection therewith.

                  (c) The Borrower shall require, and shall cause each of the Restricted Subsidiaries to require, that any Investment in an Unrestricted Subsidiary be in the form of a loan or intercompany advance and be evidenced by a promissory note in the principal amount of such investment. The Borrower will cause each such promissory note to be repaid by the applicable Unrestricted Subsidiary upon a sale of any assets of such Unrestricted Subsidiary (other than in the ordinary course of its business) or upon a sale of any Capital Stock of such Unrestricted Subsidiary.

         Section 7.7 Restricted Payments and Purchases. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase; provided, however, that the Restricted Subsidiaries may declare and make Restricted Payments to, and Restricted Purchases from, the Borrower, and so long as no Default then exists or would be caused thereby, the Borrower may make (a) Restricted Payments in an aggregate amount not to exceed during any fiscal year, fifty percent (50%) of Annual Excess Cash Flow for the preceding fiscal year and (b) distributions on preferred stock issued after the Agreement Date in an amount not to exceed $10,000,000 in the aggregate during the term of this Agreement so long as the Total Leverage Ratio for the most recently completed fiscal quarter for which financial statements are required to have been delivered to the Lenders pursuant to Section 6.1 or 6.2 hereof, as applicable, is less than or equal to 5.50 to 1.

         Section 7.8 Senior Leverage Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance which increases the aggregate principal amount of the Loans outstanding hereunder, and (c) at the time of any incurrence of Indebtedness, any proposed sale, lease, transfer, exchange or other disposition of assets, any proposed acquisition of assets, or any proposed investment in any other Person, the Borrower shall not permit the Senior Leverage Ratio for the calendar quarter end being tested in the case of
Section 7.8(a) hereof, or the most recent quarter end for which financial statements are required to have been provided to the Administrative Agent and the Lenders pursuant to Sections 6.1 and 6.2 hereof in the case of Sections 7.8(b) and (c) hereof after giving effect to the Advance or other transaction proposed to be effected as of such date, to exceed the ratios set forth below for calculation dates using financial statements for periods ending during the periods shown below:

                       Period                              Senior Leverage Ratio
                       ------                              ---------------------
   From the Agreement Date through December 30, 2000              5.50:1
   From December 31, 2000 through December 30, 2001               4.50:1
   From December 31, 2001 through December 30, 2002               4.00:1
   From December 31, 2002 through December 30, 2003               3.50:1
   At December 31, 2003 and all times thereafter                  3.00:1

         Section 7.9 Operating Cash Flow to Total Interest Expense Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance which increases the aggregate principal amount of the Loans outstanding hereunder, and (c) at the time of any proposed sale, lease, transfer, exchange or other disposition of assets, any proposed acquisition of assets, or any proposed investment in any other Person, the Borrower shall not permit the ratio of (1) Operating Cash Flow, minus cash taxes to (2) Total Interest Expense for the twelve (12) month period then ending in the case of Section 7.9(a) hereof, or for the most recently ended twelve (12) month period for which financial statements are required to have been provided to the Administrative Agent and the Lenders pursuant to Section 6.1 and 6.2 hereof in the case of Sections 7.9(b) and (c) hereof, in each case, after giving effect to the Advance or other transaction proposed to be effected as of such date, to be less than the ratios set forth below for calculation dates using financial statements for periods ending during the periods shown below:

                      Period                                        Ratio
                      ------                                        -----
   From the Agreement Date through December 30, 1999                1.50:1
   From December 31, 1999 through December 30, 2000                 1.75:1
   At December 31, 2000 and all times thereafter                    2.00:1

         Section 7.10 Annualized Operating Cash Flow to Pro Forma Debt Service Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance which increases the aggregate principal amount of the Loans outstanding hereunder, and (c) at the time of any proposed sale, lease, transfer, exchange or other disposition of assets, any proposed acquisition of assets, or any proposed investment in any other Person, the Borrower shall not permit the ratio of (1) Annualized Operating Cash Flow, minus cash taxes for the calendar quarter end being tested in the case of Section 7.10(a) hereof, or the most recent quarter end for which financial statements are required to be delivered to the Administrative Agent and the Lenders pursuant to Sections
6.1 and 6.2 hereof in the case of Sections 7.10(b) and (c) hereof, to (2) Pro Forma Debt Service to be less than 1.15 to 1.

         Section 7.11 Affiliate Transactions. The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower or the applicable Restricted Subsidiary than would be the case if such transactions had been effected on an arm's length basis with a non-Affiliate.

         Section 7.12 ERISA Liabilities. The Borrower shall not, and shall not permit any Restricted Subsidiary to, allow any of its Plans to have an accumulated funding deficiency as defined in Section 4971(c)(ii) of the Code and measured at the end of the plan year. The Borrower shall not, and shall not permit any Restricted Subsidiary to, become a participant in any Multiemployer Plan.

         Section 7.13 Restrictions on Upstream Dividends by Subsidiaries. The Borrower shall not permit to exist at any time any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of any Restricted Subsidiary to (a) make Restricted Payments to or Restricted Purchases from the Borrower or any Restricted Subsidiary, (b) pay any obligation owed to the Borrower or any Restricted Subsidiary, (c) make any loans or advances to or investments in the Borrower or in any Restricted Subsidiary, or (d) transfer any of its property or assets (other than property or assets subject to Permitted Liens) to the Borrower or any Restricted Subsidiary.

         Section 7.14 Total Debt to Annualized Operating Cash Flow Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance which increases the aggregate principal amount of the Loans outstanding hereunder, and (c) at the time of any incurrence of Indebtedness, any proposed sale, lease, transfer, exchange or other disposition of assets, any proposed acquisition of assets, or any proposed investment in any other Person, the Borrower shall not permit the Total Leverage Ratio for the calendar quarter end being tested in the case of Section 7.14(a) hereof, or the most recent quarter end for which financial statements are required to be delivered to the Administrative Agent and the Lenders pursuant to Sections 6.1 and 6.2 hereof in the case of Sections 7.14(b) and (c) hereof, after giving effect to the Advance or other transaction proposed to be effected as of such date, to exceed the ratios set forth below for calculation dates using financial statements for periods ending during the periods shown below:

                     Period                                Senior Leverage Ratio
                     ------                                ---------------------
   From the Agreement Date through December 30, 2000              6.75:1
   From December 31, 2000 through December 30, 2001               6.00:1
   From December 31, 2001 through December 30, 2002               5.50:1
   From December 31, 2002 through December 30, 2003               5.00:1
   At December 31, 2003 and all times thereafter                  4:50:1

         Section 7.15 Limitation on Leases; Sale/Leasebacks. The Borrower shall not, and shall not permit any Restricted Subsidiary to, make or be or become obligated to make any payment in respect of any obligations as lessee under a lease, except for (x) payments under leases to be used in connection with the operation of its business (other than Pole Agreements and tower rental agreements entered into in the ordinary course of business), which, when aggregated with all other payments under such leases by the Borrower and the Restricted Subsidiaries would not exceed in the aggregate during any one fiscal year of the Borrower, $5,000,000, and during the term of this Agreement, $25,000,000, and (y) payments relating to Capitalized Lease Obligations permitted hereunder, and (z) payments under Pole Agreements and tower rental agreements entered into in the ordinary course of business. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any sale/leaseback transaction.


                                   ARTICLE 8

                                    Default

         Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                  (a) Any material representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

                  (b) The Borrower shall default in the payment of (i) any interest under the Notes, or fees or other amounts payable hereunder or under any other Loan Document (except as provided in clause (ii) of this Section 8.1(b)), when due and such Default shall not be cured by payment in full within three (3) Business Days from the due date; or (ii) any principal under the Notes, or any of them, when due;

                  (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Article 6 or 7 hereof;

                  (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured to the Required Lenders' satisfaction within a period of thirty
(30) days from the date of the occurrence of such default;

                  (e) There shall occur any default in the performance or observance of any agreement or covenant or material breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement), which shall not be cured to the Required Lenders' satisfaction within a period of thirty (30) days from the date of the occurrence of such default;

                  (f) H.F. Lenfest (individually or through his control, by written proxy, of the voting rights of his family, employees of the Borrower or any employee stock option plan of the Borrower with respect to the Capital Stock of the Borrower), Tele-Communications, Inc., a Delaware corporation, directly or indirectly through one or more direct or indirect wholly-owned Subsidiaries, and any successors of Tele-Communications, Inc., shall own beneficially less than sixty percent (60%) of all voting shares of the Borrower's Capital Stock and have the right to elect less than fifty-one percent (51%) of the members of the board of directors of the Borrower; or the Borrower shall cease to own, directly or indirectly through a wholly-owned Restricted Subsidiary, all of the issued and outstanding Capital Stock of the Restricted Subsidiaries;

                  (g) There shall be entered a decree or order for relief in respect of the Borrower or any Restricted Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any Restricted Subsidiary or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any Restricted Subsidiary or an involuntary petition shall be filed against the Borrower or any Restricted Subsidiary, and
(i) such petition shall not be diligently contested, or (ii) any such petition shall continue undismissed for a period of sixty (60) consecutive days;

                  (h) The Borrower or any Restricted Subsidiary shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any Restricted Subsidiary shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any Restricted Subsidiary or of any substantial part of its properties, or the Borrower or any Restricted Subsidiary shall fail generally to pay its debts as they become due, or the Borrower or any Restricted Subsidiary shall take any action in furtherance of any such action;

                  (i) A final judgment shall be entered by any court against the Borrower or any Restricted Subsidiary for the payment of money in excess of $5,000,000 in the aggregate in excess of insurance coverage, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Restricted Subsidiary which, together with all other such property of the Borrower and the Restricted Subsidiaries subject to other such process exceeds $5,000,000 in the aggregate in excess of insurance coverage, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

                  (j) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower, any Restricted Subsidiary or any ERISA Affiliate, or to which the Borrower, any Restricted Subsidiary or any ERISA Affiliate has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan; or the Borrower, any Restricted Subsidiary or any ERISA Affiliate shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower, any Restricted Subsidiary or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code; or the Borrower, any Restricted Subsidiary or any ERISA Affiliate shall enter into or become obligated to contribute to a Multiemployer Plan;

                  (k) There shall occur any default or event of default or any event which gives rise to a right of redemption or similar option or privilege with respect to Indebtedness of the Borrower or any Restricted Subsidiary or which causes the Borrower or any Restricted Subsidiary to be required to offer to purchase any such Indebtedness under any agreement or instrument evidencing Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding $10,000,000, or there shall occur any material default under any Interest Rate Hedge Agreement, fixed rate loan agreement or other similar arrangement having a notional principal amount of $10,000,000 or more, which default or event of default, in any such case, has not been cured within any applicable cure period and as to which notice, if any is required to be given in order for such event to constitute an event of default, has been given under such agreement or instrument;

                  (l) Any number of Licenses shall be terminated or revoked such that the Borrower or one or more Restricted Subsidiaries are no longer entitled to operate the portion of the System subject to such Licenses and retain the revenue received therefrom, or the Borrower or any Restricted Subsidiary or any grantor or grantors of Licenses shall fail to renew any number of Licenses at the stated expiration thereof such that the Borrower or one or more Restricted Subsidiaries are no longer entitled to operate the portion of the System subject to such Licenses and retain the revenue received therefrom, and the overall effect of all such terminations, revocations and failures to renew would be or has been to reduce, by ten percent (10%) or more, Annualized Operating Cash Flow as of the Agreement Date; or

                  (m) Any material provision of any Loan Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by the Borrower or any Restricted Subsidiary, or by any governmental authority having jurisdiction over the Borrower or any Restricted Subsidiary, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any Restricted Subsidiary shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document.

         Section 8.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

                  (a) With the exception of an Event of Default specified in
Section 8.1(g) or (h) hereof, the Administrative Agent, at the direction of the Required Lenders, shall (i) terminate the Commitment and/or (ii) declare the principal of and interest on the Loans and the Notes and all other amounts owed under this Agreement, the Notes or the other Loan Documents, to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or the other Loan Documents to the contrary notwithstanding.

                  (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(g) or (h) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Commitment shall forthwith terminate, all without any action by any of the Administrative Agent, the Lenders, the Required Lenders or the holders of the Notes, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement, the Notes or the other Loan Documents to the contrary notwithstanding.

                  (c) The Administrative Agent, in accordance with Section 9.8 hereof, shall exercise all of the post-default rights granted to it under the Loan Documents or under Applicable Law.

                  (d) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.


                                   ARTICLE 9

                                  The Agents

         Section 9.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Notes irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         Section 9.2 Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

         Section 9.3 Consultation with Counsel. The Administrative Agent may consult with such legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith reliance on the advice of such counsel.

         Section 9.4 Documents. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, or any other instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

         Section 9.5 Administrative Agent and Affiliates. With respect to the Loans and all other matters herein, the Lender which is an affiliate of the Administrative Agent shall have the same rights and powers hereunder as any other Lender and the Administrative Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower and its Subsidiaries, and any Affiliates of, or Persons doing business with, the Borrower and its Subsidiaries, as if it were not affiliated with the Administrative Agent and without any obligation to account therefor. The Lenders acknowledge that the Administrative Agent and its affiliates have other lending and investment relationships with the Borrower and its Subsidiaries and its Affiliates and in the future may enter into additional such relationships.

         Section 9.6 Responsibility of the Administrative Agent. The duties and obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its gross negligence or willful misconduct.

         Section 9.7 Action by Administrative Agent.

                   (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided, however, that the Administrative Agent shall not exercise any rights under Section 8.2(a) or (c) hereof without the request of the Required Lenders. The Administrative Agent shall not incur any liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

                   (b) The Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of the Required Lenders or all the Lenders, if expressly required by the terms of this Agreement, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

         Section 9.8 Notice of Default or Event of Default. In the event that the Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Administrative Agent or such Lender shall promptly notify the Lenders and the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Required Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its action pursuant to any such request. If the Required Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights as it deems in its discretion to be advisable for the protection of the Lenders; provided, however, that, if the Required Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

         Section 9.9 Responsibility Disclaimed. The Administrative Agent shall be under no liability or responsibility whatsoever as Administrative Agent:

                  (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Lender of any of its or their obligations under this Agreement;

                  (b) To any Lender, as a consequence of any failure or delay in performance by, or any breach by, the Borrower or any other Person of any of its obligations under this Agreement or the Notes or any other Loan Document; or

                  (c) To any Lender, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement, or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

         Section 9.10 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent.

         Section 9.11 Credit Decision. Each Lender represents and warrants to each other and to the Administrative Agent and the Borrower that:

                  (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and the Restricted Subsidiaries and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent; and

                  (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower and the Restricted Subsidiaries.

         Section 9.12 Successor Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and may be removed at any time for cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent and, prior to the occurrence and continuance of an Event of Default, with the consent of the Borrower which consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within ten (10) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         Section 9.13 Arranging Agents. The Arranging Agents shall have no duties or obligations under this Agreement or the other Loan Documents in their capacities as Arranging Agents other than as expressly provided herein.


                                  ARTICLE 10

                  Change in Circumstances Affecting Advances

         Section 10.1 LIBOR Basis Determination Inadequate or Unfair. If with respect to any proposed LIBOR Advance for any Interest Period, any Lender determines that deposits in dollars (in the applicable amount) are not being offered to such Lender in the relevant market for such Interest Period, or if the rate quoted by the Administrative Agent does not reflect such Lender's actual cost of funding such Advance, such Lender shall forthwith give notice thereof to the Administrative Agent, the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of such Lender to make LIBOR Advances shall be suspended.

         Section 10.2 Illegality. If any applicable law, rule or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its LIBOR Advances, such Lender shall notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance of such Lender so affected, together with accrued interest thereon, either (a) on the last day of the then current Interest Period applicable to such Advance if such Lender may lawfully continue to maintain and fund such Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each LIBOR Advance of such Lender so affected, notwithstanding anything contained in
Article 2 hereof, the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Notes held by such Lender shall equal the outstanding principal amount of such Notes immediately prior to such repayment.

         Section 10.3 Increased Costs.

                  (a) If any applicable law, rule or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (1) shall subject any Lender to any tax, duty or
                  other charge with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, fees or other amounts due from the Borrower hereunder or under the Notes or its obligation to make Loans hereunder (except for taxes on the overall net income of such Lender), or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Loans or in respect of any other amounts due under this Agreement in respect of its Loans, or its obligation to make Loans; or

                           (2) shall impose, modify or deem applicable any
                  reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable LIBOR Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London Interbank Borrowing Market any other condition affecting its obligation to make Loans;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Loans, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under its Notes with respect thereto, then, on the earlier of a date within fifteen (15) days after demand by such Lender or the Maturity Date, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender.

                  (b) A certificate of any Lender claiming compensation under this Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be presumptively correct in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 10.3 with respect to LIBOR Advances, the Borrower may at any time, upon at least three (3) Business Days' prior notice to such Lender, prepay in full the then outstanding LIBOR Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such LIBOR Advances the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Notes held by such Lender shall equal the outstanding principal amount of such Notes immediately prior to such prepayment.

         Section 10.4 Effects on Other Advances. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 hereof suspending the obligation of any Lender to make any LIBOR Advance, or requiring LIBOR Advances of any Lender to be repaid or prepaid, then, unless and until the Administrative Agent notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances.


                                  ARTICLE 11

                                 Miscellaneous

         Section 11.1 Notices.

                  (a) Except as provided in the following sentence, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one
(1) day after being entrusted to a reputable commercial overnight delivery service, or when sent out by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All Requests for Advances and other borrowing and payment notices shall be in writing and shall be deemed to be given only upon actual receipt by the Administrative Agent. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i)   If to the Borrower, to it at:

                       Lenfest Communications, Inc.
                       c/o The Lenfest Group
                       200 Cresson Boulevard
                       Oaks, Pennsylvania  19456-0989
                       Telecopy No.:  (610) 650-3011
                       Attn:  Harry F. Brooks
                              Maryann Bryla
                              Samuel W. Morris, Jr., Esq.

                       with a  copy to (which copy shall not constitute notice):

                       Saul, Ewing, Remick & Saul, LLP
                       3800 Centre Square West
                       Philadelphia, PA  19102
                       Attn:  Thomas K. Pasch, Esq.
                       Telecopy No:  (215) 972-1831

                  (ii)  If to the Administrative Agent, to it at:

                        NationsBank, N.A.
                        901 Main Street, 64th Floor
                        Dallas, Texas 75202-3748
                        Telecopy No.:  (214) 508-9390
                        Attn:  Pam Kurtzman

                        with a copy to (which copy shall not constitute notice):

                        Powell, Goldstein, Frazer & Murphy LLP
                        191 Peachtree Street, N.E.
                        16th Floor
                        Atlanta, GA  30303
                        Attn:  Cindy A. Brazell, Esq.
                        Telecopy No.:  (404) 572-6999

                  (iii) If to the Documentation Agent, the Syndication
                        Agent or the Lenders, to them at the address set forth on Schedule 14 attached hereto.

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof.

                  (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to other parties.

         Section 11.2 Expenses. The Borrower will promptly pay:

                  (a) all reasonable out-of-pocket costs and expenses of the Arranging Agents in connection with the preparation, negotiation, execution and delivery of this Agreement and other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder whether or not such Advance is made; provided, however, that legal fees and expenses under this Section 11.2(a) shall be limited to the reasonable fees and disbursements of Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, special counsel for the Arranging Agents;

                  (b) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents (other than routine overhead expenses) and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Lenders or the Required Lenders relating to this Agreement or the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of any experts, agents or consultants and of counsel for the Administrative Agent; and

                  (c) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders in obtaining performance under this Agreement or the other Loan Documents and in connection with any restructuring, refinancing or "work out" of the transactions contemplated hereby and thereby, and all reasonable out-of-pocket costs and expenses of collection if default is made in the payment of the Notes, which in each case shall include reasonable fees and out-of-pocket expenses of any experts, agents, consultants and counsel for each of the Administrative Agent and the Lenders.

         Section 11.3 Waivers. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Required Lenders, and the Lenders, or any of them, in exercising any right shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders or by the Required Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Administrative Agent and the Lenders at variance with the terms of this Agreement such as to require further notice by the Administrative Agent and the Lenders of their intent to require strict adherence to the terms of this Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Agent and the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Agent and the Lenders are party, relating to the Borrower.

         Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Lenders and any subsequent holder or holders of the Notes are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower (other than as expressly provided below) or to any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any and all deposits (general or special, time or demand, including, without limitation, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Lenders or such holder to or for the credit or the account of the Borrower, against and on account of the obligations and liabilities of the Borrower, to the Lenders or such holder under this Agreement, the Notes and any other Loan Document, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether (a) the Lenders or the holder of the Notes shall have made any demand hereunder or (b) the Lenders shall have declared the principal of and interest on the Loans, Notes, and other amounts due hereunder, to be due and payable as permitted by Section 8.2 hereof and although such obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any subsequent holder of the Notes shall be subject to the pro rata treatment provisions of Section 2.11 hereof. Upon direction by the Administrative Agent with the consent of the Required Lenders, each Lender holding deposits of the Borrower shall exercise its set-off rights as so directed. The Administrative Agent shall give the Borrower notice of any exercise of set-off rights of which it is aware after the occurrence thereof; provided, however, that failure by the Administrative Agent to provide such notice shall not invalidate or otherwise render inappropriate or unlawful any such exercise of set-off rights hereunder.

         Section 11.5 Assignment.

                  (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of the Administrative Agent and the Lenders.

                  (b) Each Lender may at any time enter into assignment agreements or participations with one or more other banks or other Persons pursuant to which such Lender may assign or participate its interest under this Agreement, the Notes and the other Loan Documents, including, without limitation, its interest in any particular Advance or portion thereof, as follows:

                           (i) Each Lender may sell assignments or
                  participations of up to one hundred percent (100%) of its interest hereunder to (A) one or more U.S. affiliates of such Lender, and (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, without restriction.

                           (ii) All other assignments and participations (as
                  applicable) shall be subject to the following additional terms and conditions:

                                    (A) No Lender shall assign its interests
                  in the Commitment without (i) obtaining the prior consent of the Administrative Agent and, (ii) so long as no Default has occurred and is continuing, obtaining the prior consent of the Borrower. No such consent shall be unreasonably withheld or delayed.

                                    (B) Any Person purchasing a participation
                  or an assignment of the Loans from a Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code).

                                    (C) Assignments (including any assignment
                  of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit I. No assignment shall be in an amount less than $10,000,000 or such lesser amount as shall be agreed to by the Borrower and the Administrative Agent. As of the effective date thereof, assignments shall relieve the assigning Lender of all future obligations with respect to the portion of the Loans so assigned and shall confer on the assignee all rights and obligations of the assigning Lender with respect to such portion of the Loans.

                                    (D) Participants shall have the same
                  rights and benefits as the assigning Lender under Sections
                  2.10 and 2.12 hereof and Articles 6 and 10 hereof.

                                    (E) No participation agreement shall
                  confer any rights under this Agreement or the other Loan Documents to any purchaser thereof, or relieve the selling Lender from its obligations under this Agreement; provided, however, that a participation agreement may confer on the participant the right to approve or disapprove (w) decreases in the interest rates or commitment fees applicable to the Loans, (x) any forgiveness of principal or interest, (y) any extension of any Maturity Date or any scheduled date for the payment of principal or reduction in the Commitment, or (z) any release of any collateral or guaranty with respect to the Obligations.

                                    (F) No assignment, participation or other
                  transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law.

                                    (G) If applicable, the assigning Lender
                  shall, and shall cause each of its assignees and participants to provide to the Administrative Agent on or prior to the Agreement Date or effective date of any assignment, as the case may be, an appropriate Internal Revenue Service form as required by Applicable Law supporting the assignee's or participant's position that no withholding by the Borrower for U.S. income tax payable by the Lenders and their assignees and participants in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

                  (c) The Borrower hereby agrees that any holder of a participation in, and any assignee or transferee of, all or any portion of any amount owed by the Borrower under this Agreement and the Notes may exercise any and all rights of banker's lien, set-off, or counterclaim with respect to any and all amounts owed by the Borrower to such assignee, transferee, or holder as fully as if such assignee, transferee, or holder had made the Loans in the amount of the obligation in which it holds a participation or which is assigned or transferred to it.

                  (d) Except as specifically set forth in this Section, nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy, or other claim under this Agreement or the other Loan Documents.

                  (e) Each Lender who sells or assigns a portion of its Loans, Commitment and/or Notes, including, without limitation, to another Lender, but excluding assignments made pursuant to Section 11.5(b)(i) hereof, shall pay to the Administrative Agent an assignment fee of $3,500 for each such assignment on or before the effective date of such assignment.

                  (f) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.11 hereof.

         Section 11.6 Accounting Principles. All references in this Agreement to generally accepted accounting principles shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All calculations to be made hereunder with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis shall be made using the special-purpose financial statements of such Persons on a consolidated basis prepared in accordance herewith.

         Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 11.8 Governing Law. This Agreement and the other Loan Documents shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to any conflict of law principles.

         Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.10 Interest.

                  (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

                  (b) Notwithstanding the use by the Lenders of the Base Rate and LIBOR as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates tied to such reference rates.

         Section 11.11 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

         Section 11.12 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Required Lenders and, in the case of an amendment, also by the Borrower, except that in the event of (a) any decrease (other than pro rata) or any increase in the amount of the Commitment, (b) any delay in the timing of, or reduction of the amount of, any mandatory reduction in the Commitment or any payments of principal, interest, and fees due hereunder, or any change in the method of calculating interest and fees payable hereunder, (c) any release or impairment of collateral or any guaranty issued in favor of the Administrative Agent and the Lenders in respect of the Obligations, (d) any waiver of any Event of Default arising from the failure by the Borrower to pay any sum due hereunder, or (e) any amendment of Section 2.11 or this Section 11.12 or of the definition of Required Lenders or any provision specifying the number of Lenders required to take action hereunder, any amendment or waiver may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, also by the Borrower.

         Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         Section 11.14 Consent to Jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Agreement or Advances hereunder may be brought in any court of the United States of America for the Southern District of New York or the State of New York, and by execution and delivery of this Agreement the Borrower irrevocably submits to each such jurisdiction for that purpose. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon the Borrower.

         Section 11.15 Confidentiality. The Lenders shall hold all non-public, proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; however, the Lenders may make disclosure of any such information to their examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental authority or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process or with respect to any litigation between or among the Borrower and any of the Lenders or involving any Lender. In no event shall any Lender be obligated or required to return any materials furnished to it by the Borrower. The foregoing provisions shall not apply to a Lender with respect to information that (i) is or becomes generally available to the public (other than through such Lender), (ii) is already in the possession of such Lender on a nonconfidential basis, or (iii) comes into the possession of such Lender in a manner not involving a breach of a duty of confidentiality owing to the Borrower.

         Section 11.16 Senior Debt. The Obligations of the Borrower hereunder are intended by the parties hereto to be Senior Debt and rank pari passu with all other Senior Debt and senior in right of payment to all Subordinated Debt of the Borrower.

                                  ARTICLE 12

                             Waiver of Jury Trial

         Section 12.1 Waiver of Jury Trial. THE BORROWER, THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH ARRANGING AGENT HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE ARRANGING AGENTS, OR ANY OF THEM, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES SET FORTH ABOVE.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWER:                             LENFEST COMMUNICATIONS, INC.


                                      By: /s/ MARYANN V. BRYLA
                                         -------------------------------------
[CORPORATE SEAL]                          Name:  MARYANN V. BRYLA
                                               -------------------------------
                                          Title: VICE PRESIDENT AND TREASURER
                                                ------------------------------



                                      Attest: /s/ SAMUEL W. MORRIS, JR.
                                             ---------------------------------
                                      Name:       SAMUEL W. MORRIS, JR.
                                           -----------------------------------
                                      Title: VICE PRESIDENT AND GENERAL COUNSEL
                                           -----------------------------------



                                                  Lenfest Communications, Inc.
                                                                   Signature 1

                                    NATIONSBANK, N.A., as Administrative Agent,
                                    Arranging Agent and Lender


                                    By: /s/ PAMELA S. KURTZMAN
                                       ---------------------------------------
                                         Pamela S. Kurtzman
                                         Vice President



                                                  Lenfest Communications, Inc.
                                                                   Signature 2

                                    SALOMON BROTHERS HOLDING COMPANY
                                    INC, as Arranging Agent, Documentation Agent and Lender

                                    By:   /s/ CHAD LEAT
                                       ----------------------------------------
                                       Name:  CHAD LEAT
                                            -----------------------------------
                                       Title: MANAGING DIRECTOR
                                             ----------------------------------



                                                  Lenfest Communications, Inc.
                                                                   Signature 3

                                             ROYAL BANK OF CANADA, as Arranging
                                             Agent, Syndication Agent and Lender

                                             By:  /s/ WAYNE P. GRAY
                                                -------------------------------
                                                Name: WAYNE P. GRAY
                                                     --------------------------
                                                Title: MANAGER
                                                     --------------------------




                                                  Lenfest Communications, Inc.
                                                                   Signature 4

                                             PNC BANK, NATIONAL ASSOCIATION,
                                             as a Lender

                                             By:  /s/ JEFFREY E. HAUSER
                                                -------------------------------
                                                Name: JEFFREY E. HAUSER
                                                     --------------------------
                                                Title: VICE PRESIDENT
                                                     --------------------------




                                                  Lenfest Communications, Inc.
                                                                   Signature 5

                                            THE BANK OF NOVA SCOTIA, as a Lender

                                             By: /s/  T. K. FRYETT
                                                -------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                     --------------------------




                                                  Lenfest Communications, Inc.
                                                                   Signature 6

                                            THE FIRST NATIONAL BANK OF
                                            MARYLAND, as a Lender

                                             By: /s/  TIMOTHY A. KNABE
                                                -------------------------------
                                                Name: TIMOTHY A. KNABE
                                                     --------------------------
                                                Title: VICE PRESIDENT
                                                     --------------------------





                                                  Lenfest Communications, Inc.
                                                                   Signature 7

                                            THE DAI-ICHI KANGYO BANK LIMITED,
                                            as a Lender


                                             By: /s/  NANCY STENGEL
                                                -------------------------------
                                                Name: NANCY STENGEL
                                                     --------------------------
                                                Title: VICE PRESIDENT
                                                     --------------------------




                                                  Lenfest Communications, Inc.
                                                                   Signature 8

                                             SUMMIT BANK, as a Lender

                                             By:  /s/ CHRISTOPHER J. ANNAS
                                                -------------------------------
                                                Name: CHRISTOPHER J. ANNAS
                                                     --------------------------
                                                Title: REGIONAL VICE PRESIDENT
                                                     --------------------------





                                                  Lenfest Communications, Inc.
                                                                   Signature 9

                                             SUNTRUST BANK, CENTRAL FLORIDA,
                                             N.A., as a Lender

                                             By:  /s/ RONALD K. RUEVE
                                                -------------------------------
                                                Name: RONALD K. RUEVE
                                                     --------------------------
                                                Title: VICE PRESIDENT
                                                     --------------------------





                                                  Lenfest Communications, Inc.
                                                                  Signature 10

                                   BANQUE NATIONALE DE PARIS., as a Lender

                                   By: /s/  CLIVE BETTLES
                                      -----------------------------------
                                      Name: CLIVE BETTLES
                                           ------------------------------
                                      Title: SENIOR VICE PRESIDENT AND MANAGER
                                           ------------------------------


                                   By:   /s/ JANICE S. H. HO
                                      -----------------------------------
                                      Name:  JANICE S. H. HO
                                           ------------------------------
                                      Title: VICE PRESIDENT
                                           ------------------------------


                                            Lenfest Communications, Inc.
                                                            Signature 11

                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE 1  DEFINITIONS............................................................................................2


ARTICLE 2  LOANS.................................................................................................17

   2.1     THE LOANS.............................................................................................18
   2.2     MANNER OF BORROWING AND DISBURSEMENT..................................................................18
   2.3     INTEREST..............................................................................................20
   2.4     COMMITMENT FEES.......................................................................................22
   2.5     COMMITMENT REDUCTIONS.................................................................................22
   2.6     PREPAYMENT............................................................................................24
   2.7     REPAYMENT.............................................................................................24
   2.8     NOTES; LOAN ACCOUNTS..................................................................................25
   2.9     MANNER OF PAYMENT.....................................................................................25
   2.10    REIMBURSEMENT.........................................................................................27
   2.11    PRO RATA TREATMENT....................................................................................27
   2.12    CAPITAL ADEQUACY......................................................................................28
   2.13    INCREASES IN THE COMMITMENT...........................................................................29

ARTICLE 3  CONDITIONS PRECEDENT..................................................................................29

   3.1     CONDITIONS PRECEDENT TO INITIAL ADVANCE...............................................................29
   3.2     CONDITIONS PRECEDENT TO EACH ADVANCE..................................................................31
   3.3     CONDITIONS PRECEDENT TO EACH COMMITMENT INCREASE......................................................31

ARTICLE 4  REPRESENTATIONS AND WARRANTIES........................................................................32

   4.1     REPRESENTATIONS AND WARRANTIES........................................................................32
   4.2     SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.......................................................40

ARTICLE 5  GENERAL COVENANTS.....................................................................................40

   5.1     PRESERVATION OF EXISTENCE AND SIMILAR MATTERS.........................................................40
   5.2     BUSINESS; COMPLIANCE WITH APPLICABLE LAW..............................................................40
   5.3     MAINTENANCE OF PROPERTIES.............................................................................41
   5.4     ACCOUNTING METHODS AND FINANCIAL RECORDS..............................................................41
   5.5     INSURANCE.............................................................................................41
   5.6     PAYMENT OF TAXES AND CLAIMS...........................................................................41
   5.7     VISITS AND INSPECTIONS................................................................................42
   5.8     PAYMENT OF INDEBTEDNESS; LOANS........................................................................42
   5.9     USE OF PROCEEDS.......................................................................................42
   5.10    INDEMNITY.............................................................................................42
   5.11    INTEREST RATE HEDGING.................................................................................43
   5.12    YEAR 2000 COMPLIANCE..................................................................................43
   5.13    FURTHER ASSURANCES....................................................................................43

ARTICLE 6  INFORMATION COVENANTS.................................................................................44

   6.1     QUARTERLY FINANCIAL STATEMENTS........................................................................44
   6.2     ANNUAL FINANCIAL STATEMENTS...........................................................................44
   6.3     MONTHLY OPERATING REPORTS.............................................................................45
   6.4     PERFORMANCE CERTIFICATES..............................................................................45
   6.5     COPIES OF OTHER REPORTS...............................................................................46
   6.6     NOTICE OF LITIGATION AND OTHER MATTERS................................................................46

ARTICLE 7  NEGATIVE COVENANTS....................................................................................46

   7.1     INDEBTEDNESS OF THE BORROWER AND THE RESTRICTED SUBSIDIARIES..........................................47
   7.2     LIMITATION ON LIENS...................................................................................48
   7.3     AMENDMENT AND WAIVER..................................................................................48
   7.4     LIQUIDATION, CHANGE IN OWNERSHIP, DISPOSITION OR ACQUISITION OF ASSETS; CHANGE IN BUSINESS............49
   7.5     LIMITATION ON GUARANTIES..............................................................................50
   7.6     INVESTMENTS...........................................................................................50
   7.7     RESTRICTED PAYMENTS AND PURCHASES.....................................................................51
   7.8     SENIOR LEVERAGE RATIO.................................................................................52
   7.9     OPERATING CASH FLOW TO TOTAL INTEREST EXPENSE RATIO...................................................52
   7.10    ANNUALIZED OPERATING CASH FLOW TO PRO FORMA DEBT SERVICE RATIO........................................53
   7.11    AFFILIATE TRANSACTIONS................................................................................53
   7.12    ERISA LIABILITIES.....................................................................................53
   7.13    RESTRICTIONS ON UPSTREAM DIVIDENDS BY SUBSIDIARIES....................................................53
   7.14    TOTAL DEBT TO ANNUALIZED OPERATING CASH FLOW RATIO....................................................53
   7.15    LIMITATION ON LEASES; SALE/LEASEBACKS.................................................................54

ARTICLE 8  DEFAULT...............................................................................................54

   8.1     EVENTS OF DEFAULT.....................................................................................54
   8.2     REMEDIES..............................................................................................57

ARTICLE 9  THE AGENTS............................................................................................58

   9.1     APPOINTMENT AND AUTHORIZATION.........................................................................58
   9.2     INTEREST HOLDERS......................................................................................58
   9.3     CONSULTATION WITH COUNSEL.............................................................................58
   9.4     DOCUMENTS.............................................................................................58
   9.5     ADMINISTRATIVE AGENT AND AFFILIATES...................................................................58
   9.6     RESPONSIBILITY OF THE ADMINISTRATIVE AGENT............................................................59
   9.7     ACTION BY ADMINISTRATIVE AGENT........................................................................59
   9.8     NOTICE OF DEFAULT OR EVENT OF DEFAULT.................................................................59
   9.9     RESPONSIBILITY DISCLAIMED.............................................................................60
   9.10    INDEMNIFICATION.......................................................................................60
   9.11    CREDIT DECISION.......................................................................................60
   9.12    SUCCESSOR AGENTS......................................................................................61
   9.13    ARRANGING AGENTS......................................................................................61

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

ARTICLE 10 CHANGE IN CIRCUMSTANCES AFFECTING ADVANCES............................................................61

   10.1    LIBOR BASIS DETERMINATION INADEQUATE OR UNFAIR........................................................61
   10.2    ILLEGALITY............................................................................................62
   10.3    INCREASED COSTS.......................................................................................62
   10.4    EFFECTS ON OTHER ADVANCES.............................................................................63

ARTICLE 11 MISCELLANEOUS.........................................................................................64

   11.1    NOTICES...............................................................................................64
   11.2    EXPENSES..............................................................................................65
   11.3    WAIVERS...............................................................................................66
   11.4    SET-OFF...............................................................................................66
   11.5    ASSIGNMENT............................................................................................67
   11.6    ACCOUNTING PRINCIPLES.................................................................................69
   11.7    COUNTERPARTS..........................................................................................69
   11.8    GOVERNING LAW.........................................................................................69
   11.9    SEVERABILITY..........................................................................................69
   11.10   INTEREST..............................................................................................69
   11.11   HEADINGS..............................................................................................70
   11.12   AMENDMENT AND WAIVER..................................................................................70
   11.13   ENTIRE AGREEMENT......................................................................................70
   11.14   CONSENT TO JURISDICTION...............................................................................70
   11.15   CONFIDENTIALITY.......................................................................................70
   11.16   SENIOR DEBT...........................................................................................71

ARTICLE 12 WAIVER OF JURY TRIAL..................................................................................71

   12.1    WAIVER OF JURY TRIAL..................................................................................71



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

                                   EXHIBITS

Exhibit A - Form of Certificate of Financial Condition
Exhibit B - Form of Promissory Note
Exhibit C - Form of Notice of Increased Commitment
Exhibit D - Form of Request for Advance
Exhibit E - Form of Borrower Loan Certificate
Exhibit F - Form of Quarterly Capital Expenditure Report
Exhibit G - Form of Performance Certificate
Exhibit H - Form of Assignment and Assumption Agreement


                                   SCHEDULES

Schedule 1  - Licenses
Schedule 2  - Liens as of the Agreement Date
Schedule 3  - Pole Agreements
Schedule 4  - Subsidiaries
Schedule 5  - Overbuilding
Schedule 6  - Real Property
Schedule 7  - Litigation
Schedule 8  - Agreements with Affiliates
Schedule 9  - Collective Bargaining
Schedule 10 - Ownership of Borrower
Schedule 11 - Existing Indebtedness
Schedule 12 - Existing Investments
Schedule 13 - Additional Permitted Investments
Schedule 14 - Commitment Ratios and Lender Information


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